UNITED STATES
                          SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C. 20549

                             SCHEDULE 14A INFORMATION

             Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No.  )

                             Filed by the Registrant [X]

                    Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF
THE
                          COMMISSION ONLY (AS PERMITTED BY
                                  RULE 14A-6(E)(2))

[]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c)/ Section
240.14a-12

Photonics Corporation
---------------------------------------------------------------
(Name of Registrant as Specified In Its Charter)


-------------------------------------------------------------------------
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required            [_]  Fee computed on table below per
Exchange Act Rules 14a-6(i)(4) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

[_]  Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     (2) Form, Schedule or Registration Statement No.:

     (3) Filing Party:

     (4) Date Filed:

     Notes:

PHOTONICS CORPORATION
1222 ALDERWOOD
SUNNYVALE, CALIFORNIA 94089

PROXY STATEMENT
FOR ANNUAL MEETING OF SHAREHOLDERS

July 31, 2000

INFORMATION CONCERNING SOLICITATION AND VOTING

Dear Shareholder:

The enclosed proxy is solicited on behalf of shareholders representing over 10% of the current outstanding shares of Photonics Corporation, a California corporation (the "Company"), for use at the Annual Meeting of Shareholders to be held on Monday, July 31, 2000, at 10:00 a.m. local time (the "Annual Meeting"), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at the Company's principal executive office located at 1222 Alderwood, Sunnyvale, California 94089. A majority of the shareholders intends to mail this proxy statement and accompanying proxy card on or about July 20, 2000, to all shareholders entitled to vote at the Annual Meeting.

SOLICITATION

The Company will bear the entire cost of solicitation of proxies including preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional information furnished to shareholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of the Company, or, at the Company's request, Proxy Services. No additional compensation will be paid to directors, officers or other regular employees for such services, but Proxy Services will be paid its customary fee, estimated to be about $600, if it renders solicitation services.

VOTING RIGHTS AND OUTSTANDING SHARES

Only holders of record of Common Stock at the close of business on June 1, 2000 (the "Record Date") will be entitled to notice of and to vote at the Annual meeting. At the Record Date, the Company had outstanding and entitled to vote 6,765,496 shares of Common Stock. Each holder of record of Common Stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting. With respect to the election of directors, shareholders may exercise cumulative voting rights. Under cumulative voting, each holder of Common Stock will be entitled to four votes for each share held. Each shareholder may give one candidate all the votes such shareholder is entitled to cast or may distribute such votes among as many candidates as such shareholder chooses. However, no shareholder will be entitled to cumulative votes unless the candidate's name has been placed in nomination prior to the voting and at least one shareholder has given notice at the meeting, prior to the voting, of his or her intention to cumulate votes. Unless the proxy holders are otherwise instructed, shareholders, by means of the accompanying proxy, will grant the proxy holders' discretionary authority to cumulative votes.

All votes will be tabulated by the inspector(s) of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.



REVOCABILITY OF PROXIES

Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company's principal executive office located at 1222 Alderwood, Sunnyvale, CA 94089, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

SHAREHOLDER PROPOSALS

Proposals of shareholders that are intended to be presented at the Company's 2000 Annual Meeting of Shareholders must be received by the Company not later than July 20, 2000 in order to be included in the proxy statement and proxy relating to that Annual Meeting.

                                          Sincerely,

                                          James T. Koo
		            Managing Consultant for
		             Photonics Corporation

PHOTONICS CORPORATION
1222 Alderwood
SUNNYVALE, CALIFORNIA 94089

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of
Photonics Corporation, a California corporation (the "Company"), will be held on Monday, July 31, 2000 at 10:00 a.m. local time at the Company's offices at 1222 Alderwood, Sunnyvale, California, 94089 for the following purposes:

Proposal #1:		To consider and vote upon a proposal to authorize
an increase in the number of authorized common shares of the Company to 200,000,000 shares , and Preferred Shares to 50,000,000 share for the purpose of facilitating the acquisition of REP-T, Inc., a Texas corporation and for future acquisitions.

Proposal #2:   		To consider and vote upon a proposal to ratify
the Conversion of approximately $ 3.5 million of corporate indebtedness into common stock of Photonics.

Proposal #3:   		To consider and vote upon a proposal as set out
in the Stock Purchase Agreement dated as of June 30, 2000 between Photonics Corporation (the "Company"), REpipeline.com, Inc., a Delaware corporation and a wholly owned subsidiary of the Company ("REP-D"}, REpipeline.com, Inc., a Texas corporation ("REP-T") and the selling shareholders of REP-T (the "Agreement") and to authorize the acquisition of REP-T, Inc. by REP-D of Photonics, through the issuance of a majority of the shares of Common Stock of Photonics and to ratify the actions of James T. Koo and indemnify James T. Koo relating to the actions that he has taken in preparing and consummating the transactions set out in the Agreement.

Proposal #4:   		To consider and vote upon a proposal to ratify
the incorporation of Sunnyvale Technology Corporation as a subsidiary of Photonics Corporation, Inc., the transfer of the assets and business of DTC Data Technology, a division of Photonics, to Sunnyvale Technology Corporation, the sale of 90% of the shares of Sunnyvale Technology Corporation to James T. Koo and the approval of a stock dividend, consisting of the remaining 10% shares of Sunnyvale Technology Corporation, to all Record Date holders of shares of the Company.

Proposal #5:	  	To consider and vote upon a proposal to amend the
Bylaws of Photonics Corporation to provide for a minimum four members of the Board of Directors and to elect four Board of Directors to serve
until the next annual meeting of the shareholders.   Nominees: T. James
Vaughn, G. Thomas Bailey, Joseph F. Langston and James T. Koo.

Proposal #6: 		    To consider and vote upon a proposal to
approve a Stock Option Plan.

Proposal #7:	 	To consider and vote upon a proposal to ratify
the employment of new Auditors, Turner Stone & Company of Dallas, Texas.

Proposal #8: 		   To transact such other business as may
properly come before the meeting.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

Only shareholders of record of Photonics at the close of business on June 1, 2000 are entitled to notice of, and will be entitled to vote at, the Annual Meeting or any adjournment thereof. Approval of the Agreement and the transactions contemplated thereby along with the other proposals set out above will require the affirmative vote of the holders of a majority of the issued and outstanding shares of Photonics Common Stock as of the Record Date.

Due to a lack of any Directors, I, James T. Koo, the Managing Consultant of the Company have set the close of business on June 1, 2000, as the Record Date for the determination of shareholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.

                                    /s/James T. Koo
                            _________________________
                                   James T. Koo
                                   Managing Consultant for
	                              Photonics, Inc.

PHOTONICS CORPORATION
PROXY STATEMENT/PROSPECTUS

This Proxy statement/Prospectus is being furnished to the shareholders of Photonics Corporation, a California corporation (the "Company", "PHOX" or "Photonics"), in connection with the solicitation of proxies by James
T. Koo, former Director of the Company, acting as representative of the Board of Directors pursuant to a consulting contract dated June 21, 1999, for use at the Annual Meeting of Photonics stockholders (the "Annual Meeting") to be held at 10:00 A.M. on July 31, 2000 at the offices of the Company, 1222 Alderwood, Sunnyvale, California 94089 and at any adjournments or postponements of the Annual Meeting.

This Proxy Statement/Prospectus constitutes the Prospectus of Photonics for use in connection with the offer and issuance of shares of Common Stock of Photonics, $.001 par value per share ("PHOX Common Stock") pursuant to a Stock Purchase Agreement (the "Agreement") dated as of June 30, 2000 by and between Photonics and REpipeline.com, Inc. ("REP-T"), a Texas corporation. In accordance with the terms of the Agreement, REpipeline.com, Inc., a Delaware corporation and a subsidiary of PHOX, will acquire all of the outstanding shares of stock of REP-T in exchange for the issuance of new shares of PHOX which will result in the shareholders of REP-T owning approximately 85% of all of the shares of common stock of PHOX.

On July 7, 2000, the last trading day prior to the announcement of the preliminary agreement with REpipeline.com, Inc., the high and low closing bid for the Company's stock was listed as $ 9/16 ($.5625) as reported in the over-the-counter market. This Proxy Statement/Prospectus and the accompanying exhibits along with the forms of proxy are being mailed to shareholders of Photonics on or about July 20, 2000.

THE ABOVE MATTERS ARE DISCUSSED IN DETAIL IN THIS PROXY
STATEMENT/PROSPECTUS.  THE TRANSACTIONS CONTEMPLATED BY THE AGREEMENT
ARE COMPLEX.    SHAREHOLDERS ARE STRONGLY URGED TO READ AND CONSIDER
CAREFULLY THIS PROXY STATEMENT/PROSPECTUS IN IT'S ENTIRETY INCLUDING THE ITEMS SET OUT UNDER THE HEADING "RISK FACTORS".

THE SECURITIES TO BE ISSUED PURSUANT TO THE AGREEMENT HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.





The date of this Proxy Statement/Prospectus is July 20, 2000.

NO PERSON HAS BEEN AUTHORIZED BY PHOTONICS TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROXY STATEMENT/PROSPECTUS IN CONNECTION WITH THE SOLICITATION OF PROXIES OR THE OFFERING OF SECURITIES MADE HEREBY AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY PHOTONICS. THIS PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THE SECURITIES OFFERED BY THIS PROXY STATEMENT/PROSPECTUS OR A SOLICITATION OF A PROXY IN ANY JURISDICTION WHERE, OR TO ANY PERSON TO WHOM, IT WOULD BE UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION.

NEITHER THE DELIVERY OF THIS PROXY STATEMENT/PROSPECTUS NOR ANY
DISTRIBUTION OF THE SECURITIES TO WHICH THIS PROXY STATEMENT/PROSPECTUS RELATES SHALL, UNDER ANDY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION CONTAINED HEREIN SINCE THE DATE HEREOF.


AVAILABLE INFORMATION

Photonics Corporation is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith file reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). These materials can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's regional offices at Northwest Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 7 World Trade Center, New York. New York 10048. Copies of these materials can also be obtained from the Commission at prescribed rates by writing to the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20459.

Under the rules and regulations of the Commission, the solicitation of proxies from the shareholders of Photonics to approve and adopt the Agreement and transactions contemplated thereby constitutes an offering of the Photonics Common Stock to be issued in connection with the Agreement and transactions contemplated thereby. This Proxy Statement/ Prospectus constitutes the prospectus of Photonics. Statements made in this Proxy Statement/ Prospectus concerning the contents of any contract or other document are not necessarily complete. With respect to each contract or other document filed as an exhibit or appendix to the Registration Statement. reference is hereby made to that exhibit for a more complete description of the matter involved, and each such statement is hereby qualified in its entirety by such reference.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

Photonics incorporates herein by reference Photonics Annual Report on Form 10-K for the fiscal year ended December 31, 1998, the Annual Report on Form 10-K and 10-K/A for fiscal year ended December 31, 1999, and the Quarterly Reports on Form 10-Q for the quarter ended March 31, 2000.
This Proxy Statement/ Prospectus incorporates documents by reference which are not presented herein or delivered herewith. A copy of any or all documents incorporated by reference herein (excluding exhibits unless such exhibits are specifically incorporated by reference herein) will be provided without charge to each person, including any beneficial owner, to whom a Proxy Statement/Prospectus is delivered, upon oral or written request of any such person. Requests should be directed to Corporate Secretary, Photonics Corporation, 1222 Alderwood, Sunnyvale, California 94089. In order to ensure timely delivery of the documents in advance of the Annual Meeting to which this Proxy Statement/ Prospectus relates, any such request should be made by July 22, 2000.

All reports and definitive proxy or information statements filed by Photonics pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Proxy Statement/ Prospectus and prior to the date of the Photonics Annual Meeting of Shareholders shall be deemed to be incorporated by reference into this Proxy Statement/ Prospectus from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein shall be deemed to be modified or superseded for purposes of this Proxy Statement/ Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement/ Prospectus.

Note: Statements in this offering that are not historical in nature may be deemed to be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, Photonics can give no assurance that its expectations will be attained. Factors that could cause actual results to differ materially from our expectations include completion of pending acquisitions, continued availability of acquisitions, continued availability of debt and equity on favorable terms, foreign exchange fluctuations, performance of operations, financial performance, real estate conditions, market valuations of its stock, changes in local or national economic conditions and other risks detailed from time to time in the Company's SEC reports, including quarterly reports on Form 10-Q, reports on Form 8-K and annual reports on Form 10-K.

MATERIALS DELIVERED WITH PROXY STATEMENT/PROSPECTUS

This Proxy Statement/ Prospectus is accompanied by a copy of Photonics' most recent Annual Report on Form 10-K/A for the fiscal year ended December 31, 1999, as well as a copy of Photonics' most recent Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2000.

TABLE OF CONTENTS

                                                         	Page

AVAILABLE INFORMATION	  ...............................     8
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE .........     8
MATERIALS DELIVERED WITH PROXY STATEMENT/PROSPECTUS ....      9
SUMMARY..................................................    12
	The Company .......................................    12
	REP-T .............................................    12
	Business ..........................................    12
	Meeting of the Shareholders ........................   12
	Agenda of the Annual Meeting .......................   12
	Shares Outstanding ..................................  13
	Record Date, Shares Entitled to Vote ................  13
	Quorum, Broker Non-Votes ............................  13
	Vote Required .......................................  14
      Risk Factors.......................................... 14
	Stock Purchase Agreement ............................. 14
	Board of Directors and Management .....................14
	Representations and Warranties ....................... 14
	Conditions to Closing ................................ 14
	Termination or Amendment ............................. 15
	Federal Income Tax Matters.. ..........................15
	Accounting Treatment ................................. 15
	Dissenters Rights .................................... 15
	Regulatory Matters ................................... 15
	Change in Shareholders' Rights ....................... 16
	Reason for Acquisition ............................... 16
SUMMARY FINANCIAL INFORMATION............................... 17
	Market Data .......................................... 17
      Selected Historical and Pro Forma Financial Data and
      Comparative Per Share Data ........................... 18
RISK FACTORS ............................................... 19
Future Operating Results Subject to Fluctuation.   ......... 19
Certain Risks Associated With Mergers and Acquisitions... ...19
Dependence on Key Personnel. .........................    .. 20
Intellectual Property Protection and Disputes. ............. 20
Natural Disasters. ......................................... 20
Volatility of Stock Price. .......................... . . .  20
Funding of the Company  .......................... . . . .   21
Systems Collapse  ............................. . . . . . .  21
Competition  ................................ . . . . . . .  21
Various Government Regulations  ....................... . .. 21
Legal Proceedings ............................. . . . . . .. 21
Dilution and Possible Future Dilution  ..................... 22
Unidentified Risks  ............................. . . . . ...22
PHOTONICS ANNUAL MEETING.......................... . . . ..  22
Date Time and Place of Meeting  ......................... .  22
Record Date and Outstanding Shares  ........................ 22
Voting of Proxies  ............................... . . .. .. 23
Vote Required  .................................  . . . . .  23
Quorum; Broker Non-votes ............................ . . .  23
Solicitation of Proxies and Expenses  .....................  23
The proposals that will be presented at the
Annual Meeting as part of the Acquisition .. . . . . .  ..   24
THE ACQUISITION AND RELATED TRANSACTIONS................ .   29
      Acquisition Discussion .......................... ..   29
Recent Events ................................. . . . . . .  30
Proposed Acquisition of RealEstate4Sale.com / REP-T ......   30
Explanation of REP-T ............................ . .. .  .  31
The Internet .................................. . . . . .  . 33
	Business Strategies ............................ . ..  34
	Marketing Strategies  .......................... ..... 34
	Technology Strategies  .............................   35
	An In-depth Approach  ..............................   35
	Competing Commercial Real Estate Internet Sites  . . . 35
	LoopNet .................................. . . . . ..  36
	CoStar  ................................ . . . . . ..  36
Small Commercial Property Listing Sites ...................  36
Management of REP-T that will become the management of
Photonics after the Acquisition .. . . . . . . . . . . . .   37
EXECUTIVE COMPENSATION OF OFFICERS AND DIRECTORS OF REP-T
THAT WILL BE ASSUMED BY PHOTONICS CORPORATION ............   38
       Remuneration of Officers and the approval of
      a Stock Option Plan . . . . . . . . . . ............   38
	Outside Director Stock Option Plan  .................  39
             Employment Agreements .......................   39
	Compensation of the Executive Officers ............... 39
	Compensation Philosophy .............................  40
SECURITIES OWNERSHIP OF PRINCIPAL SHAREHOLDERS
AND MANAGEMENT AFTER COMPLETION 0F THE ACQUISITION ......... 41
	Section 16(A) Beneficial Ownership Reporting
      Compliance ............ . . . . . . . . . . . . . ..   42
COMPARISON OF SHAREHOLDER RIGHTS UNDER TEXAS AND
CALIFORNIA LAW . . . . . . . . . . . . . . . . . . . . ....  42
EXPERTS ................................... . . . . . . ..   47
REASONS FOR THE ACQUISITION ...........................  .   47
FINANCIAL STATEMENT PRESENTATION  .......................    48
REPRESENTATIONS AND COVENANTS  ........................ . .  49
CONDITIONS TO CLOSING  ............................ . . ...  49
TERMINATION OR AMENDMENT  .......................... . . ... 49
DISSENTERS' RIGHTS............................... . . . . .. 49
REGULATORY MATTERS  .............................. . . . . . 51
EXPENSES AND FEES  ............................. . . . . ... 51
UNAUDITED FINANCIAL STATEMENTS OF REP-T  ................... 52
UNAUDITED PROFORMA COMBINED FINANCIAL STATEMENTS.............53
	Combined Balance Sheet ............................... 53
LEGAL MATTERS ..................................   . . . ..  54

EXHIBITS  AND ATTACHMENTS.......................... . . ...  54

You should rely only on the information contained in this offering memorandum. We have not authorized anyone to provide you with information or to make any representation to you that is not contained in this offering memorandum. This offering memorandum is not an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not under any circumstances assume that the information in this offering memorandum is correct on any date after the date of this offering memorandum.

THE FOLLOWING SUMMARY OF THIS OFFERING IS QUALIFIED IN ITS ENTIRETY BY THE DETAILED INFORMATION APPEARING IN THE FILINGS WHICH THE COMPANY HAS MADE WITH THE SEC.

COMPANY ..............................PHOTONICS CORPORATION, 1222
Alderwood,
Sunnyvale, California 94089;
Telephone 408-745-9320.

REP-T .............REpipeline.com, Inc., a Texas corporation,, 12377
Merit
Drive, Dallas, Texas 75251;
Telephone 972-726-7473

REP-D ...........REpipeline.com, Inc., a Delaware corporation and a wholly owned subsidiary of the Company. It's address is care of the Company.

BUSINESS .............................. Upon the completion of the acquisition, the Company will change its focus from the manufacturing and sale of computer components and software to a revised mission statement to market and develop an ASP, Application Service Provider, for the commercial real estate business community based on the Internet that markets services on its site in order to connect, via the Internet, the business partners and clients in a real estate transaction with information, content and marketing services. Currently there are some competitors that are focused on niche market opportunities such as listings and market intelligence data but there is not a competitor the company is aware of that is marketing it's services as the "AOL" America on Line for the commercial real estate business community. The company plans to market a portfolio of services with the first building block being the commercial property listings on the Internet. The Company also intends to pursue technology development and strategic acquisitions that fit the company business model.

MEETING OF THE SHAREHOLDERS ......  The Annual Meeting of the
shareholders of the Company will be held on July 31, 2000 at 100:00 A.M., Pacific Time, at the headquarters of the Company as listed above.

AGENDA OF THE MEETING .........

Proposal #1:	To consider and vote upon a proposal to authorize  an
increase in the number of authorized common shares of the Company to 200,000,000 shares for the purpose of facilitating the acquisition of REP-T, Inc., a Texas corporation and for future acquisitions.

Proposal #2:   To consider and vote upon a proposal to ratify the
Conversion of approximately $ 3.5 million of corporate indebtedness into common stock of Photonics.

Proposal #3:   To consider and vote upon a proposal as set out in the
Stock Purchase Agreement dated as of June 30, 2000 between Photonics Corporation, REpipeline.com, Inc., a Delaware corporation ("REP-D"},

REpipeline.com, Inc., a Texas corporation ("REP-T") and the selling shareholders of REP-T (the "Agreement") and to authorize the acquisition of REP-T, Inc. by REP-D of Photonics, through the issuance of a majority of the shares of Common Stock of Photonics and to ratify the actions of James T. Koo and indemnify James T. Koo relating to the actions that he has taken in preparing and consummating the transactions set out in the Agreement.

Proposal #4:   To consider and vote upon a proposal to ratify the
incorporation of Sunnyvale Technology Corporation as a subsidiary of Photonics, the transfer of the assets and business of DTC Data
Technology, a division of Photonics, to Sunnyvale Technology Corporation,
the sale of   90%  of  the  shares  of  Sunnyvale Technology
Corporation to James T. Koo and the approval of a stock dividend, consisting of the remaining 10% shares of Sunnyvale Technology corporation, to all record owners as of the date of this Shareholder's meeting.

Proposal #5:	  To consider and vote upon a proposal to amend the
Bylaws of the Company to provide for a minimum of four members to constitute a Board of Directors and to elect 4 Board of Directors to
serve.   Nominees: T. James Vaughn, G. Thomas Bailey, Joseph F. Langston
and James T Koo.

Proposal #6: 	To consider and vote upon a proposal to approve a Stock
Option Plan

Proposal #7:	 To consider and vote upon a proposal to ratify the
employment of new Auditors, Turner Stone & Company  of Dallas, Texas.

Proposal #8: 	To transact such other business as may properly come
before the meeting.

SHARES OUTSTANDING .. Currently, the Company has no shares of Preferred Series A and 6,765,496 shares of Common Stock outstanding on a fully diluted basis. The Company anticipates issuing approximately 1,519,090 shares of Common Stock to the creditors of the Company in exchange for the forgiveness of debt. If all creditors convert their debt to shares of Common Stock, the approximate total outstanding number of Common Shares will be 8,284,586. Based on this number of existing shares, the Company anticipates issuing approximately 49,724,455 shares of Common stock to the shareholders of REP-T in order to complete the acquisition.

                	                Present			 After  Acquisition

Common (fully diluted)         6,765,496        58,569,503
Preferred A                      	     0                 0
Total (1)	                     6,765,496        58,569,503

	1.    REP-T shareholders will own approximately 85% of the Common
Shares.

RECORD DATE, SHARES
ENTITLED TO VOTE ......Shareholders of record of Photonics Common Stock on June 1, 2000 (the "Record Date") are entitled to notice of and to vote at the Photonics Annual Meeting. Each share will be entitled to one vote on each matter to be acted upon except that as to election of members to the Board of Directors, cumulative voting is permitted. On the Record Date, the number of shares of PHOX Common Stock held by recent former directors, officers and their affiliates as a group was approximately 40.1% of the outstanding shares.

QUORUM; BROKER NON-VOTES .........The required quorum for the transaction of business at the Annual Meeting is a majority of the shares of Common Stock issued and outstanding on the Record Date. With respect to the proposals presented at the Annual Meeting, shares that are voted
"FOR" ,"AGAINST", "WITHHELD" or "ABSTAIN" relating to a matter are treated as being present for the purposes of establishing a quorum and are treated as votes eligible to be cast by the Common Stock present or represented by proxy at the Annual meeting and treated as "entitled to vote on the subject matter" with respect to such matter. Broker non-votes will be counted for purposes of determining a quorum but will not be considered as votes cast and will not affect the determination as to whether the requisite majority of votes cast has been obtained with respect to a particular matter. On all other matters to be acted upon at the Annual Meeting, abstentions and broker non-votes will be counted as votes against each of the proposals.

VOTES REQUIRED .... .In accordance with Article 2.6 of the Bylaws of
Photonics Corporation, approval and adoption or ratification, as appropriate, of each of the proposals set forth at the Annual
Meeting will require an affirmative vote of the holders of a majority of the shares issued and outstanding as of the Record Date.

RISK FACTORS.......................This Offering  involves substantial risks associated with the illiquidity of the investment and various other business factors. This Prospectus should be read completely and thoroughly.

STOCK PURCHASE AGREEMENT .........The Agreement provides for the acquisition by REpipeline.com, a Delaware corporation (a wholly owned subsidiary of Photonics, "REP-D") of all of the outstanding stock of REpipeline.com, Inc., a Texas corporation ("REP-T") including all of it's assets and liabilities in exchange for approximately 85% of all of the issued and outstanding shares of PHOX, as adjusted at the closing of the acquisition. REP-D will assume all liabilities of REP-T, except certain contingent liabilities of REP-T, if any, arising from claims that may be made as a result of the purchase of certain assets and liabilities by REP-T from RealEstate4Sale.com, Inc., a Texas corporation prior to the purchase of REP-T by REP-D. (the "Excluded Liabilities"). This type of an acquisition is known in the industry as a
triangular transaction.   Photonics will issue to the shareholders of
REP-T (the "Selling Shareholders") a sufficient number of shares of Photonics Common Stock (the "Shares") such that, following the consummation of the Acquisition, the number of Shares issued to the Selling Shareholders will equal approximately 85% of all outstanding
shares of Photonics Common Stock.   The transactions contemplated by the
Agreement will be consummated promptly after shareholder approval of Photonics and REP-T and the satisfaction or waiver of the other conditions to consummation.

BOARD OF DIRECTORS AND MANAGEMENT OF PHOTONICS ........ Upon consummation of the Acquisition, the minimum authorized number of members of Photonics Board of Directors will be reduced from seven to four, a new slate of Board of Directors of Photonics will be proposed and elected at the Annual Meeting. Currently, there are no members of the Board of directors of Photonics, all members having resigned. The newly constituted Board of Directors will appoint new officers of the Company.

REPRESENTATIONS AND WARRANTIES ........    In the Agreement, Photonics
and REP-T have each made a number of representations regarding their respective capital structures, operations, financial condition and other matters, including their authority to enter into the Agreement. Each party has agreed that, until the consummation of the Agreement and the transactions contemplated thereby or the termination of the Agreement, it
will maintain its business, not take certain actions outside   the
ordinary course without the other's consent and use its best efforts to consummate the Agreement and the transactions contemplated.

CONDITIONS TO CLOSING ......... In addition to the requirement that the approval by the Photonics and REP-T shareholders be received, consummation of the Acquisition thereby is subject to a number of other conditions that, if not satisfied or waived, may cause the Agreement not to be consummated. Each party's obligation to consummate the Acquisition is conditioned on, among other things, the accuracy of the other party's representations and satisfaction of its warranties and covenants, the other party's performance of its covenants, the absence of a material adverse change with respect to the other party, favorable legal opinions (including an opinion to the effect that the Acquisition will be treated for federal income tax purposes as a tax-free reorganization), and the absence of any restraining order, injunction or other legally binding order, statute, rule or regulation preventing consummation of the Acquisition.

TERMINATION OR AMENDMENT ........ The Agreement may be amended only with the mutual consent of Photonics and REP-T. At any time prior to the closing of the Acquisition, the Agreement may be terminated by mutual consent of the representatives of Photonics and REP-T or if any of the conditions to that party's obligation to consummate the Acquisition is not fulfilled by that date.

FEDERAL INCOME TAX MATTERS ........  The transactions contemplated by the
Agreement are intended to qualify as a tax-free reorganization for federal income tax purposes, so that no gain or loss will be recognized
by either of the parties.   It is a condition to REP-T's and Photonics'
obligations to consummate the Acquisition that they should each have received opinions from their respective counsel that the Acquisition will qualify as a tax-free reorganization under Section 368 of the Internal Revenue Code. REP-T stockholders are urged to consult their own tax advisors regarding such tax consequences.

ACCOUNTING TREATMENT ......... The Acquisition is intended to be treated as a "purchase" by Photonic's subsidiary, REP-D, for accounting purposes. Since REP-T stockholders will own a majority of the shares of the parent company, Photonics, and will also gain management and board control of Photonics, the Acquisition will be accounted for as though REP-T were the acquirer. The assets and liabilities of REP-T will be recorded at fair value and the historical results of operations of the combined company will be those of REP-T.

DISSENTERS RIGHTS .... If the Acquisition is approved by the required vote of Photonics shareholders and is not abandoned or terminated, holders of Photonics Common Stock who did not vote in favor of the Acquisition and who notify Photonics in writing of their intent to demand payment of their shares if the Acquisition is consummated, may, by complying with Sections 1300 through 1312 of the California Law, a copy of which is attached hereto as Exhibit C, be entitled to dissenters'
rights as described therein.  Photonics shareholders   must notify
Photonics of their intent to dissent within 30 days of the date that the notice of approval of the Acquisition by Photonics shareholders is mailed to all Photonics shareholders who did not vote in favor of the Acquisition.

REGULATORY MATTERS ... Photonics and REP-T are not aware of any governmental or regulatory approvals required for consummation of the Acquisition other than compliance with the federal securities laws and applicable securities and "blue sky" laws of the various States.

CHANGE IN SHAREHOLDER
RIGHTS ..........  Since Photonics is a California corporation, REP-T stockholders, as shareholders of a Texas corporation, have different rights, privileges and preferences following the completion of the Acquisition. The following is a brief summary of some of the important differences in rights between holders of Photonics and REP-T
Common Stock.   Photonics  shareholders  enjoy  cumulative  voting  in
the election of directors while REP-T holders do not. Photonics shareholders can authorize a dissolution of Photonics on only a 50% vote without Board approval whereas Board approval of a dissolution of REP-T is required even if a majority of the voting power of REP-T votes to approve dissolution. Photonics shareholders can take action by written consent, while REP-T's charter documents have eliminated the ability of stockholders to take action; by written consent. Under California law, Photonics shareholders have a right to vote on any amendment to the Articles of Incorporation if the amendment would create a new class of shares which have prior rights to the outstanding shares. Additionally, California and Texas law differ slightly with respect to enforceability of transactions involving officers or directors, limitation of director liability and indemnification.

REASON FOR THE ACQUISITION ....... During late January and into the first few days of February 2000, days before the Company planed to file Chapter 11, the Company was contacted by and reached an initial, non-binding agreement to acquire RealEstate4Sale.com(RE4S). Since this acquisition agreement is superior to the filing of a bankruptcy proceeding, the Company has deferred the Chapter 11 filing; and has been actively pursuing the acquisition of RE4S and it successor, REP-T. However, no assurance can be given that the acquisition will complete. Failure to consummate this acquisition, the only alternative for the Company will be filing Chapter 7 for liquidation. The Company estimates after paying off the priority employee payroll and vacation debt, the unsecured debt holder will receive less than two cents ($0.02) for every dollar of debt. No assurance can be given that there will be funds generated to pay any person. Registrant does not expect its shareholders to obtain any monies if it is required to file liquidation.

The initial, non-binding agreement to acquire RE4S was terminated as of May 31, 2000. The Agreement, executed as of the date stated herein, was executed with a majority of the same group of principals who represented RE4S but with their newly formed company REP-T.

Summary Financial Information

The summary unaudited financial information set forth below has been derived from the financial statements of the Company. This information should be read in conjunction with the 10K Annual Report , 10Q Quarterly Reports and financial statements and notes thereto set forth.

Market Price Data

The following table sets forth the range of high and low closing sales prices for Photonics Common Stock for the periods indicated:
                                          High	    Low
Fiscal- Year Ended December 31, 1997
Fourth Quarter . . . . . . . . . . . . . $0.312	   $0.312

Fiscal Year Ended December 31, 1998
	First Quarter .. . . . . . . .     $0.50	    $0.50
	Second Quarter . . . . . . . .     $0.625	    $0.625
    	Third Quarter . . . . . . . .  . . $0.343	    $0.343
	Fourth Quarter . . . . . . . . . . $0.312	    $0.312

Fiscal Year Ending December 31, 1999
	First Quarter . . ...... . .. . .  $0.218	    $0.218
     Second Quarter . . . . . . . . . .. $0.187	    $0.187
     Third Quarter. . . . . . . . . . .. $0.20	    $0.20
	Fourth Quarter . . . . . . . . . ..$0.25	    $0.218

Fiscal Year Ending December 31, 2000
     First Quarter ......................$1.00      $0.75
     Second Quarter . . . . . . . . . . .$0.50	    $0.50

Trading prices reflect prices quoted on the over-the-counter market.

The following table sets forth the averages of bid and ask prices per share of Photonics Common Stock over-the-counter trading as of July 7, 2000, the last trading day before announcement of the preliminary agreement with RealEstate4Sale.com, Inc., the per share price for Photonics Common Stock was:

                                      High	 Low
Photonics Common Stock               $0.5625   $0.5625

Selected Historical and Pro Forma Financial Data and Comparative Per
Share Data

The following selected historical financial information of Photonics has been derived from it's historical financial statements and should be read in conjunction with such financial statements and notes thereto incorporated by reference or included elsewhere in this Proxy Statement/ Prospectus. The Photonics historical financial statement data as of and for the three months ended March 31, 2000 is unaudited but has been prepared on the same basis as the audited financial statements and, in the opinion of management, contain all adjustments, consisting only of normal recurring accruals, necessary for the fair presentation of the results of operations for such period. The selected unaudited pro forma condensed combined financial data give effect to the transaction contemplated by the Agreement and should be read in conjunction with the pro forma condensed combining financial statements and notes thereto that are included elsewhere in this Proxy Statement/ Prospectus. The pro forma condensed combined statements of operations combine Photonics' results of operations for the year ended December 31, 2000 and the three months ended March 31, 2000 with REP-T's, as a continuing business from the combination with RealEstate4Sale.com, Inc., results of operations for the year ended December 31, 2000 and the three months ended March 31, 2000, respectively, giving effect to the transaction contemplated by the Agreement. The unaudited pro forma condensed combined balance sheet data combines Photonics' balance sheet as of March 31, 2000 with REP-T's balance sheet as of March 31, 2000, giving effect to the transaction contemplated by the Agreement as if it had occurred on March 31, 2000.

The pro-forma information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred had the transaction contemplated by the Agreement been consummated at the beginning of the periods presented, nor is it necessarily indicative of future operating results or financial position.

[LEGEND]
                Selected Historical Financial Information
                 (in thousands, except per share amounts)

                          Years Ended December 31,     Three Months Ended
                                                        March 31,
                           1997	     1998	   1999         2000

(unaudited)
<LEGEND/>
PHOTONICS
Historical Statement of
	Operations Data:
	Net revenues . . . .  . .	$5,662   	$3,484 	$  724
$     0
	Loss from operations 	      (399)   (2,705)   (964)	      (159)
	Net loss 	                  (459)   (2,708) (1,416)	      (159)
	Net loss per share 	      $( .11)   $(0.62) $(0.32)   $   (.04)
	Weighted average shares
    Outstanding .. . . ..	  4,173	    4,336	  4,336       4,765

                       Years Ended December 31,     Three Months Ended
                                                         March 31,
                          		1997	     1998	    1999
2000

(unaudited)

PHOTONICS
Historical Balance
Sheet Data:
	Cash and cash equivalents. $    5     $ 	 42   $  75     $   73
Total assets . . . . . . .   2,807     	  852	     75         73
Current liabilities . . . .  3,018      4,018   3,970      3,970
Total shareholders'
equity	(deficiency) 	         (813)    (3,291) (3,895)
(3,897)




RISK FACTORS

The acquisition of a non-related company and issuance of stock for such acquisition involves a high degree of risk. You should carefully consider the following factors as part of the acquisition transaction. The risks described below are not the only ones that we face. Additional risks that generally apply to publicly traded companies, that are not yet identified or that we currently think are immaterial, may also adversely affect our company.

This prospectus contains forward-looking statements that involve risks And uncertainties. We use words such as "anticipates," "believes," "plans," "expects," future," "intends" and similar expressions to identify forward- looking statements. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this offering memorandum. For example, Management's Discussion and Analysis of Results of Operations and Financial
Condition which is incorporated by reference from the Company's Annual Report includes statements relating to expected sales, anticipated operating expenditures, anticipated capital expenditures and anticipated results relating to the REP-T acquisition. The statements contained in this document that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including without limitation statements regarding the Company's expectations, beliefs, intentions or strategies regarding the future. All forward-looking statements included in this document are based on information available to the Company on the date hereof, and the Company assumes no obligation to update any such forward-looking statements. In evaluating the Company's business, prospective investors should consider carefully the following factors in addition to the other information set forth in this document.

Future Operating Results Subject to Fluctuation.

During fiscal 1999, the Company's operating results were adversely affected by shifts in corporate and retail buying patterns, lack of adequate financing, increased competition, economic instability in Asia and turbulence in the computer industry. In the future, the Company intends to refocus it direction, change it's products to services relating to an Internet site and change it's officers and directors. The Company's operating results may fluctuate as a result of these factors and as a result of a wide variety of other factors, including, but not limited to, competition in the Internet service business, general market perception of the value of such businesses, valuation of such businesses by the financial industry and general worldwide economic and computer industry fluctuations. In addition, fluctuations may be caused by future accounting pronouncements, changes in accounting policies, and the timing of acquisitions of other business products and technologies and any associated charges to earnings. The volume and timing of business to be generated during any quarter are difficult to forecast with exacting precision.

The Company will, from time to time, encounter uncertain and changing demand for it's products and services.. If demand falls below the forecasts that the Company has made, the operating results will suffer. The Company is entering into a new field of business so it's prior history of operations has little or no value towards forecasting the success of the Company or its annual revenues. Because much of the Company's operating budget is relatively fixed in the short term, if revenues do not meet the Company's expectations, the Company's operating income and net income may be disproportionately affected. Operating results in any particular quarter which do not meet the expectations of securities analysts are likely to cause volatility in the price of the Company's Common Stock.

Projections are based upon assumptions made regarding future events. There is no assurance that actual events will correspond precisely with assumptions. Actual results for any period may or may not approximate results shown for any such period in the projections. In fact, actual results will almost certainly differ from projections and such differences could be material.

Certain Risks Associated With Mergers and Acquisitions.

Following the issuance of common shares of Photonics Corporation, REP-D
will complete its acquisition of REP-T.   As part of its overall
strategy, the Company plans, when appropriate, to continue to acquire or invest in complementary companies, products, or technologies and to enter into joint ventures and strategic alliances with other companies. Risks commonly encountered in such transactions include the difficulty of assimilating the operations and personnel of the combined companies, the potential disruption of the Company's ongoing business, the inability to retain key technical and managerial personnel, the inability of management to maximize the financial and strategic position of the Company through the successful integration of acquired businesses, additional expenses associated with amortization of acquired intangible assets, dilution of existing equity holders, the maintenance of uniform standards, controls, procedures, and policies, and the impairment of relationships with employees and customers as a result of any integration of new personnel. There can be no assurance that the Company will be successful in overcoming these risks or any other problems encountered in connection with such business combinations, investments, or joint ventures, or that such transactions will not materially adversely affect the Company's business, financial condition, or operating results.

Dependence on Key Personnel.

The Company's future success depends in large part on the continued service of its key technical, marketing, and management personnel, and on its ability to continue to attract and retain qualified employees, particularly those highly skilled design, process, and test engineers involved in the design enhancements and maintenance of the REP-T web pages and the development of new products and processes. The competition for such personnel is intense, and the loss of key employees could have a material adverse effect on the Company's business or operating results. The Corporate Board of Directors and Advisory Board play important developmental, support and oversight roles. Since considerable financial and personal investment have gone into the design, development and launch of this Company, these key personnel are expected to remain active with the Company indefinitely. But the unexpected loss of more than one of these principal personnel could have an adverse effect upon the operations of the Company until suitable replacement if ever is found. The Company will seek to obtain substantial key-man insurance, to the benefit of the Company.

Intellectual Property Protection and Disputes.

The Company will devote significant resources to research and development and believes that the intellectual property derived from such research and development is a valuable asset that will be important to the success of the Company's business. Although the Company actively maintains and defends its intellectual property rights, no assurance can be given that the steps taken by the Company will be adequate to protect its proprietary rights.

From time to time, third parties may assert exclusive patent, copyright, and other intellectual property rights to technologies that are important to the Company. There can be no assurance that third parties will not assert infringement claims against the Company in the future, that assertions by third parties will not result in costly litigation or that the Company would prevail in such litigation or be able to license any valid and infringed patents from third parties on commercially reasonable terms. Litigation, regardless of its outcome, could result in substantial cost and diversion of resources of the Company. Any infringement claim or other litigation against or by the Company could materially adversely affect the Company's business or operating results.

Natural Disasters.

The Company's corporate headquarters are located in Sunnyvale, California in an area which has historically been subjected to earthquakes. Any damage to the Company's information systems or computers caused as a result of an earthquake, fire, floods or any other natural disasters could have a material adverse effect on the Company's business, results of operations and financial condition.

Volatility of Stock Price.

The stock market in general, and the market for shares of technology companies in particular, have from time to time experienced extreme price fluctuations, which have often been unrelated to the operating performance of the affected companies. In addition, factors such as technological innovations or new product introductions by the Company, its competitors, or its customers may have a significant impact on the
market price of the Company's Common Stock.   In addition, the Company's
stock price may be affected by general market conditions and international macroeconomic factors unrelated to the Company's performance such as those recently evidenced by the financial turmoil in Asia. These conditions, as well as factors that generally affect the market for stocks of high technology companies, could cause the price of the Company's Common Stock to fluctuate substantially over short periods.

Funding of the Company

Following the completion of the acquisition, the Company intends to prepare a public offering of stock in order to raise additional capital for the Company. Such additional capital will be used to fund the operations of the Company as well as for the acquisition of additional companies that are considered to by strategic partners critical to the growth of the Company. Without the funding of the secondary offering, the future growth of the combined companies will be severely limited.

Systems Collapse

Most computer systems are fragile (consider the number of instances that banking systems or credit-clearance systems slow down or crash: "the system is down, please call back later."). The press has been reporting crashes and freezes on such well-known Internet sites as eBay, eTrade, and Amazon.com. These are now winning Internet companies with material investments in systems, system controls, backup capabilities, technology talents and the like. REpipeline.com is a new company with a starting system base. It is much more likely that some system breakdown may occur with the Company than with established, more robust Internet operating companies, possessing large budgets including substantial technology structures (equipment, software, network linkages and personnel). The Company is conscious of these system frailties and has engaged PandesicT to be both its foundation system structure and its system "general contractor." Pandesic has in place extensive, dedicated system foundations to support the Company's Internet operations, e-commerce, service and electronic support. Though sureties of system robustness cannot be made, the Company is confident that its overall approach and its "strategic partner" relationship with Pandesic will prove to lessen system errors.

Competition

The Company operates in a highly competitive world market and an Internet market in which new competition is being launched at an extraordinary pace. There are hundreds of auction sites already operating, dozens of business-to-business focused auction houses, specialized Internet companies whose capabilities and interests overlap with the Company and an established base of physical/traditional close-out/clearance jobbers, distributors and Discounters who have well-established bases of operations and relationships and no interest to see these disappear. All of this competition is material and some of it could prove to be extremely significant to the Company, and short cut or slow down its potential.

Various Government Regulations

There can be no assurance that changes in various country federal, state and local laws and regulations in the future, or in the interpretation or enforcement of existing regulations, might not have a material adverse effect on the Company's business.

Legal Proceedings

Though the Company will not take ownership possession of any inventories owned by Buyers or Sellers on its Internet site, it is possible that some party may try to hold the Company responsible for the condition of inventory, its satisfactory shipment to a recipient location, an aspect of financing involved in any transaction, or some other dimension of auction trading. The Company is preparing liability-reducing wording for its "contracts" that each Seller and Buyer must agree to in order to conduct transactions through the Company's site. However, there is no surety that some party may not still try to hold the Company responsible for some transactional element and commence legal action. At this time, the Company is not involved in any litigation.

Dilution and Possible Future Dilution

Purchasers of the Common Stock offered hereby will suffer dilution in net tangible book value of the Company by virtue of the costs associated with raising future capital. Additional dilution could take place from future offerings or conversion of stock options or other authorized transactions.

Unidentified Risks

Although the Company has endeavored to identify many of the material risks particularly associated with an investment in its Common Stock, risks could exist which have not been identified herein.

PHOTONICS ANNUAL MEETING

Date Time and Place of Meeting

The Annual Meeting of Shareholders will be held on Monday July 31, 2000, at 10:00 a.m. local time (the "Annual Meeting"), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at the Company's principal executive office located at 1222 Alderwood, Sunnyvale, California 94089.

Record Date and Outstanding Shares

Currently, the Company has no shares of Preferred Series A and 6,765,496 shares of Common Stock outstanding on a fully diluted basis. The Company anticipates issuing approximately 1,519,090 shares of Common Stock to the creditors of the Company in exchange for the forgiveness of debt. If all creditors convert their debt to shares of Common Stock, the approximate total outstanding number of Common Shares will be 8,284,586. Based on this number of existing shares, the Company anticipates issuing approximately 49,724,455 shares of Common stock to the shareholders of REP-T in order to complete the acquisition.



                                 Present			        After
Acquisition

Common (fully diluted)             6,765,496         58,569,503
Preferred A                                0                  0
Total (1)	                         6,765,496 	       58,569,503

1.    REP-T shareholders will own approximately 85% of the Common Shares.

Only holders of record of Common Stock at the close of business on June
1, 2000
(the "Record Date") will be entitled to
notice of and to vote at the Annual meeting.

Each holder of record of Common Stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting. With respect to the election of directors, shareholders may exercise cumulative voting rights. Under cumulative voting, each holder of Common Stock will be entitled to four votes for each share held. Each shareholder may give one candidate all the votes such shareholder is entitled to cast or may distribute such votes among as many candidates as such shareholder chooses. However, no shareholder will be entitled to cumulative votes unless the candidate's name has been placed in nomination prior to the voting and at least one shareholder has given notice at the meeting, prior to the voting, of his or her intention to cumulate votes. Unless the proxy holders are otherwise instructed, shareholders, by means of the accompanying proxy, will grant the proxy holders' discretionary authority to cumulative votes.

All votes will be tabulated by the inspector(s) of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

Voting of Proxies

The Photonics proxy accompanying this Proxy Statement/ Prospectus is solicited on behalf of shareholders representing over 10% of the current outstanding shares of Photonics Corporation for use at the Photonics Annual Meeting. Shareholders are requested to complete, date and sign the accompanying proxy and promptly return it in the accompanying envelope or otherwise mail it to Photonics. All proxies that are properly executed and returned, and that are not revoked, will be voted at the Photonics Annual Meeting in accordance with the instructions indicated on the proxies or, if no direction is indicated, to approve the Agreement and the Acquisition and other specific proposals that are recommended by the
solicitors of the Proxy as indicated herein.   A Photonics shareholder
who has given a proxy may revoke it at any time before it is exercised at the Photonics Annual Meeting, by (i) delivering to the Secretary of Photonics (by any means, including facsimile) a written notice. bearing a date later than the proxy, stating that the proxy is revoked.
(ii) signing and so delivering a proxy relating to the same shares and bearing a later date prior to the vote at the Photonics Annual Meeting or
(iii) attending the Photonics Annual Meeting and voting in person (although attendance at the Photonics Annual Meeting will not, by itself, revoke a proxy).

Vote Required

Approval by Photonics' shareholders of the Acquisition, the other proposals and the Photonics Bylaws Amendment each requires the affirmative vote of the holders of not less than a majority of the shares of Photonics Common Stock issued and outstanding on the Record Date. For purposes of these proposals, shares will be voted as follows:
Shares represented by proxies cast "for" a proposal will be voted in favor of the proposal. Shares represented by proxies cast "against" a proposal or "abstain" will be treated as votes against the proposal. Broker non-votes will be counted as votes against a proposal. As of the Record Date, all former executive officers and directors of Photonics and their affiliates as a group beneficially owned approximately 2,710,228 shares of Photonics Common Stock (approximately 40.1% of the shares of the fully diluted Photonics Common Stock then outstanding). Each of the executive officers and directors has advised Photonics that he or she intends to vote or direct the vote of all shares of Photonics Common Stock over which he or she has voting control, subject to and consistent with any fiduciary obligations in the case of shares held as a fiduciary, for approval of the Agreement, the other proposals and the Photonic's Bylaws Amendment and the transactions contemplated thereby.

Quorum; Broker Non-votes

The required quorum for the transaction of business at the Photonics Annual Meeting is a majority of the shares of Common Stock issued and outstanding on the Record Date. Abstentions and broker non-votes each will be included in determining whether a quorum is present for the transaction of business. With respect to proxies that are executed by the record holders of shares of Photonics Common Stock but are not marked to indicate how the holder is voting, such proxies will be voted in favor of all of the items being considered at the Photonics Annual Meeting.

Solicitation of Proxies and Expenses

The shareholders who are soliciting the Proxy will bear the cost of the solicitation of proxies in the enclosed form from the shareholders of Photonics. In addition to solicitation by mail, they may solicit proxies from shareholders by telephone, telegram, letter or in person. Following the original mailing of the proxies and other soliciting materials, Photonics will request brokers, custodians, nominees and other record holders to forward copies of the proxy and other soliciting materials to persons for whom they hold shares of Photonics Common Stock and to request authority for the exercise of proxies. In such cases, the Proxy solicitors, upon the request of the record holders, will reimburse such holders for their reasonable expenses.

The proposals that will be presented at the Annual Meeting as part of the Acquisition

PROPOSAL 1

Increase in the number of Authorized  Common and Preferred Shares

Current amount of Stock authorized, issued and Outstanding:

Preferred stock, $1.00 par and liquidation value, 6,000,000 shares authorized. There were 2,248,136 shares issued as of December 31, 1998 and 2,018,009 shares issued as of December 31, 1997. All preferred shares were converted to common shares as of June 1, 2000. There are no issued and outstanding preferred shares.

There remain dividends in arrears of $201,801 for fiscal year 1998, dividends in arrears of $224,814 for fiscal year 1999 and dividends in arrears of $63,703 for the first two quarters of 2000; Common stock, $.001 par value, 20,000,000 shares authorized. There are 6,765,496 issued and outstanding as of June 1, 2000.

The Company was incorporated in the State of California on March 18, 1985 and its articles of incorporation have been twice amended and such second amended and restated Articles of Incorporation filed February 9, 1996 stipulate the number of shares of common stock to be authorized for issuance by the Board of Directors is 20,000,000 shares, and the number of shares of preferred stock authorized to be issued by the Board of Directors is 6,000,000 shares.

To accomplish the proposed acquisition of the common stock of REP-T, pursuant to the terms and conditions as previously described, and to provide sufficient available shares for future acquisitions, the Company must increase it number of authorized shares of common stock allowed to be issued by the Board of Directors.

Management recommends that the authorized number of common shares be increased to 200 million shares with a par value of $.001 per share and the authorized number of preferred shares with a par value of $.001 be increased to 50 million shares.

PROPOSAL 2

Conversion of Debt to Convertible Common

Photonics Corporation and its subsidiaries have an estimated debt of $3.5 MM. (Face amount, not including all accrued interest, penalties or legal expenses) and this debt is past due, in default with no visible means of repayment, the Board of Directors has had discussions with legal counsel concerning the alternative of filing for protection under bankruptcy. However, as part of the acquisition of REP-T, a majority of the debt
holders have agreed to convert such debt to equity.   The Company feels
that the conversion of this debt to equity in the newly capitalized Company will provide the Company with the ability to avoid a bankruptcy filing.

This approximate $ 3.5 million in debt will be given .45 shares of common stock for every $1.00 of debt. Once the conversion of debt to equity is completed, the debt holders will hold approximately 1,519,090 shares of common stock or approximately 2.6% ownership of common stock of the post acquisition Company.

The former insiders of PHOX and their survivors represent approximately $2 million of the $3.6 million of total debt.

Management recommends that the conversion of debt to common shares be ratified by the shareholders of the Company.

PROPOSAL 3

Acquisition of REP-T

To consider and vote upon a proposal as set out in the Stock Purchase Agreement dated as of June 30, 2000 between Photonics Corporation, REpipeline.com, Inc., a Delaware corporation ("REP-D"}, REpipeline.com, Inc., a Texas corporation ("REP-T") and the selling shareholders of REP-T (the "Agreement") and to authorize the acquisition of REP-T, Inc. by REP-D of Photonics, through the issuance of a majority of the shares of Common Stock of Photonics and to ratify the actions of James T. Koo and indemnify James T. Koo relating to the actions that he has taken in preparing and consummating the transactions set out in the Agreement.

The Company has entered into an agreement, subject to shareholder approval, to acquire all of the shares of REpipeline.com, Inc., Texas corporation, headquartered in Dallas, Texas, into a newly created wholly owned subsidiary of the Company, REP-D, Inc., a Delaware corporation. The acquisition will be accomplished through an exchange of stock. There will be no cash paid as part of the acquisition. The rate of exchange of stock is one (1) share of REP-T, Inc. for each 9.11 shares of the Company. (such exact conversion to be determined by Board of Directors based on approximately 85% of PHOX shares being issued to REpipeline on a fully diluted basis of PHOX for 100% of REP-T). The Company required and received the agreement that a minimum of 95% of all shareholders of REP-T to accept the terms of the acquisition prior to signing a definitive agreement to acquire the REP-T shares. This requirement has been met to the satisfaction of the Company.

1.	The Shareholders of Photonics Corporation acknowledge that the shareholders of REP-T shall be, upon approval of the reorganization and acquisition by the shareholders of the Company, issued sufficient shares of PHOX, to own approximately 85% of the fully diluted shares
of PHOX.   This issuance of shares of PHOX to the shareholders of REP-T will have the effect of greatly diluting the interest of the current shareholders of PHOX.
2.	The Company must authorize the issuance of sufficient shares to provide REP-T shareholders with approximately 85% of the outstanding, fully diluted shares of PHOX in exchange for the acquisition of 100% of REP-T by REP-D.

Management recommends that the shareholders approve the acquisition of REpipeline.com, Inc, a Texas corporation by the Photonics subsidiary, REpipeline.com, Inc., a Delaware corporation.

PROPOSAL 4

Ratification of the DTC Data Technology Transfer

DTC Data Technology (DTC) was an operating division of Photonics, that was operating at a loss and was no longer pursuing R&D efforts and had no cash to procure needed inventory to satisfy customer demands, it was losing customers and operating in a declining market by selling older computer technology which would eventually cease to provide any revenues, REP-T has no interest in this business segment and conditioned the acquisition transaction on the disposal of DTC and the use of the proceeds from the sale thereof to defray the legal and accounting costs of the acquisition.

The management recommends ratification of the formation of Sunnyvale Technology Corporation, a Texas corporation as a subsidiary of Photonics, the transfer of the assets and certain liabilities of DTC Data Technology to Sunnyvale Technology Corporation, the sale of 90% of the shares of Sunnyvale Technology Corporation to James T. Koo for a cash payment of $75,000 plus the assumption of certain liabilities of approximately $60,000 relating to the prior DTC operating division. Further, management seeks shareholder approval of its plan to distribute, in the form of a stock dividend, the remaining 10% interest in Sunnyvale Technology Corporation, to the shareholders of record as of June 1, 2000, plus debt holders who subsequently converted into common shares of Photonics.

PROPOSAL 5

Election of Directors and Amendment of Bylaws

The Company currently has no Directors. The former Directors resigned in mid-1999, due the anticipated bankruptcy of the Company and the failure of the Company to provide adequate director's liability insurance. Management is proposing to change the Bylaws of the Company to reflect a minimum number of directors that will comprise the Board of Directors
to be four (4) with the maximum remaining at seven (7).   There are four
nominees being presented for the seven available Board positions presently authorized in the Company's Bylaws. Each director to be elected will hold office for the period from election until the next annual meeting of the shareholders or until the earlier of his death, resignation or removal and a successor is duly appointed by the Board of Directors and/or elected by the shareholders.

VOTE REQUIRED

The change to the Bylaws of the Company, under California law, requires a vote of the majority of the holders of the common stock of the Company as of the record date. Regarding the election of the directors, the four nominees receiving the highest number of affirmative votes, of the shares entitled to be voted, shall be elected as directors of the Company. Shares represented by executed proxies will be voted, if the authority to do so is not withheld, for the election of the four nominees named below. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum, but have no legal effect under California law. While there is no definitive statutory or case law authority in California as to the proper treatment of abstentions and broker non-votes in the election of directors, the Company believes that both abstentions and broker non-votes should be counted solely for purposes of determining whether a quorum is present at the Annual Meeting. In the absence of controlling precedent to the contrary, the Company intends to treat abstentions and broker non-votes with respect to the election of directors in this manner.

Under California law, with respect to the election of directors, shareholders may exercise cumulative voting rights. Under cumulative voting, each holder of Common Stock will be entitled to four votes for each share held. Each shareholder may give one candidate all the votes such shareholder is entitled to cast or may distribute such votes among as many candidates as such shareholder chooses. However, no shareholder will be entitled to cumulative votes unless the candidate's name has been placed in nomination prior to the voting and at least one shareholder has given notice at the meeting, prior to the voting, of his or her intention to cumulate votes. Unless the proxy holders are otherwise instructed, shareholders, by means of the accompanying proxy, will grant the proxy holders' discretionary authority to cumulative votes.

Unless otherwise directed, the proxy holders will vote the proxies received by them for the four nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose. Each person nominated for election has agreed to serve if elected and management has no reason to believe that any nominee will be unable to serve.

NOMINEES

The names of the nominees and certain information about them are set
Forth below:

NAME           		TERM	AGE     POSITION WITH THE COMPANY

T. James Vaughn 	3 Yrs	56 	Chairman of the Board, Director
G. Thomas Bailey  	3 Yrs	51 	President, CEO, Director
Joseph F. Langston 	3 Yrs	47 	VP, Chief Financial Office, Director
James T. Koo	3 Yrs	59	Director

T. James Vaughn - Chairman of the Board/Director, is 56 years of age. Mr. Vaughan has 30 years of experience in retailing and consulting. Most recently, Mr. Vaughan has been the owner of J. Vaughan Consulting LLC. A boutique consulting agent dealing with one major National account and several start up companies in the B2B Internet area. Prior to that Mr. Vaughan was Vice President of development for a division of Tandy Corp. Mr. Vaughan was National Vice President of stores for Computer City a 110-store chain with revenues in excess of $2,000,000,000. Mr. Vaughan was co-founder and Sr. Vice president of Pace Membership Warehouse, a $3,000,000,000 warehouse club. Mr. Vaughan was founder, President and C.E.O. of Med-club a retailer of medical devices and products to medical professionals and consumers. Mr. Vaughan is experienced in start up companies and has successfully raised the capital to bring two of his own to market as well as assisting in several others. His knowledge of venture funding, IPO's and capital markets is extensive.

George Thomas Bailey - President, CEO/Director is 51 years of age. Mr. Bailey has 30 years of experience in the consumer products, technology, distribution and healthcare Industries. His consumer product career was with Fortune 500 companies, General Foods, Sara Lee and PepsiCo in Senior Management, General Management and Marketing Positions. He held the position of Vice President of Strategic Planning for FoxMeyer Health Corp. a $6 Billion Health Care Distribution and Technology Company. He was the President and Chief Operating Officer for Health Streams Technology a publicly traded start up technology company that developed and marketed software applications, wide area networking services, outsourcing and integration services to the healthcare vertical segment. He held the position of President and CEO for NECCO, a rollup and consolidation of environmental companies.

Earlier in his career, he was a real estate broker and building contractor in the state of Florida. Most recently, he was a consultant that advised companies on strategic planning, operations planning, technology, business process reengineering and e-commerce. Mr. Bailey's experiences and skills are in brand management classical marketing, software development, mergers and acquisitions, business restructuring, start up and rapid growth companies and general management.

He earned his undergraduate degree from Florida State University and a MBA from the University of Florida. Upon graduation from Florida State University Mr. Bailey was a professional athlete with the Philadelphia Eagles in the National Football league for five years.

Joseph F. Langston Jr. - Chief Financial Officer/Director, is 47 years of
age.    Mr. Langston has over 20 years experience as a Chief Finance
Officer for various public companies, including Trans-Western Exploration and Search Exploration. The last three and one-half years Mr. Langston has worked with mall and medium companies overseeing securities filings, registration documents and raising capital. He is experienced in all aspects of the requirements to become a public entity, as well as lead in raising capital through the public markets and institutional investors.


James T. Koo - Director, is 59 years of age. Mr. Koo has over 30+ years in the electronics industry, most recently has been an unpaid consultant to the Company from June 23, 1999 to present for overseeing selling of the Company. He served as the President and member of the Board of DTC since 1994, CEO, President and member of the Board of Photonics Corp. since 1996. From 1992 to 1994 he was a Vice President of Qume Corporation and General Manager of DTC Data Technology Corporation, then a wholly owned subsidiary of Qume Corporation. Prior to joining DTC, from 1984 until April 1992, Mr. Koo was with Mosel-Vitelic, a developer and manufacturer of memory integrated circuits. There he held several positions including Senior Vice President of Engineering, Operations, Marketing, Marketing and Sales of Taiwan Operations, and other management positions.

BOARD COMMITTEES AND MEETINGS

The Board has an Audit Committee and a Compensation Committee.  The Audit

Committee meets with the Company's independent auditors at least annually to review the results of the annual audit and discuss the financial statements; recommends to the Board the independent auditors to be retained; and receives and considers the accountants' comments as to controls, adequacy of staff and management performance and procedures in connection with audit and financial controls.

The Compensation Committee makes recommendations concerning salaries and incentive compensation, awards stock options to employees and consultants under the Company's stock option plans and otherwise determines compensation levels and performs such other functions regarding compensation as the Board may delegate.

The Board of Directors will receive reimbursement of expenses for their direct out of pocket expenses incurred in fulfilling their duties and responsibilities, as well as stock opinions pursuant to Proposal 6.

The Company recommends a vote in favor of each named nominee and the creation of the Compensation Committee.

PROPOSAL 6

Remuneration of Officers and the approval of a Stock Option Plan

The 2000 Incentive Stock Option (ISO) plan provides options to purchase common stock, may be granted only to employees of the company and its subsidiaries. It is described in detail hereinbelow.

Outside Director Stock Option Plan

The Outside Director Stock Option Plan provides for the issuance of stock options to the outside directors of the company. It is described in detail hereinbelow.

Employment Agreements

Effective as June 30, 2000, the REP-T entered into an employment agreement with Mr. Thomas Bailey, the President and Chief Executive Officer of the REP-T. Following the completion of the acquisition, REP-D will assume the employment agreement. The terms of the agreement are described in detail hereinbelow.

Management recommends that the shareholders approve the foregoing proposal 6.

PROPOSAL 7

Ratification and selection of Auditors

Hein and Associates, LLC was hired as the Company's independent public accountants for the fiscal year ending December 31, 1999, by James Koo, as consultant to the Company, due to cost reasons. Such placement of Hein and Associates typically is done by Director approval, however there are no current Directors serving on the Company's Board of Directors and an auditor is needed immediately to ensure the Company's required SEC filings are maintained timely.

Subsequent to the hiring of Hein and Associates, LLC, management determined that the auditors were not performing in a timely manner. Their lack of timely response caused the Company to not be able to file audited financial statements with the 10K annual reports. As a result, the Company's listing on NASDAQ has been moved to the pink sheets for share price quotations. In order to remedy this situation, the Company hired Turner Stone and Associates, LLC who has completed the audit and filed an amended annual report. The Company is in the process of re-applying for listing on the over-the-counter reporting status.

Shareholder ratification of the selection of Turner Stone and Associates LLC as the Company's independent public accountants is not required by the Company's Bylaws or otherwise. However, the Board is submitting the selection of Turner Stone and Associates to the shareholders for ratification as a matter of good corporate practice due to the lack of a Board of Directors. If the shareholders fail to ratify the selection, the new Audit Committee and the new Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the new Audit Committee and the new Board, at their discretion may direct the appointment of different independent accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and its shareholders.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and voting at the Annual Meeting will be required to ratify the selection of Turner Stone and Associates, LLC.

Management recommends that the shareholders approve the foregoing proposal 7.

PROPOSAL 8

Transactions of other such business as may properly come before the meeting

To be recognized as such when properly presented by shareholders.

THE ACQUISITION AND RELATED TRANSACTIONS

Acquisition Discussion

Historical Activities of the Company:

On June 21, 1999, the Company's board of directors voted to lay off all employees except those essential to an orderly shutdown of the business. The Board, prior to their resignation, hired James T. Koo, formally the Company's CEO and President, as a consultant with no pay, to attempt to find a buyer for the Company or sell all possible assets and then to shut down the business.

Effective June 23, 1999, the Company followed the procedures outlined above, rather than seek protection under the bankruptcy, in hopes of maximizing value to both the creditors and shareholders of the Company. Initially most creditors agreed to suspend any legal actions against the Company, to provide the Company time to seek a buyer or pursue liquidation.

In July 1999, a potential buyer of the Company was identified conditioned on the creditors accepting $ 0.15 for every dollar owed. However, the Company was not able to obtain an affirmative answer from a major creditor, CompUSA. After months of delays and waiting for a response from CompUSA, two creditors recommenced legal claims against the Company.

On August 1, 1999, the Company reduced operating expenses by moving into headquarters at 1222 Alderwood Avenue, Sunnyvale, CA. 94089.

Since July 1999, Coast Business Credit, the Company's secured lender, has requested customers of the Company to send payments directly to them. It then advanced needed operating expenses to the Company. At the beginning of November of 1999, Coast Business Credit determined that the Company would not be able to pay back the debt that was owed to Coast based on income stream of the accounts receivables of the Company, and thereafter decided to stop advances to the Company unless a personal guarantee was in place. At that time, James T. Koo, consultant to the Company, provided a personal guarantee for the amount of $15,000 that was advanced by Coast. The Company paid off the loan at the end of December 1999.

Without a merger, the proceeds from a sale of the Company, if such sale could be arranged, and after deducting necessary legal expenses would be minimal. The Company expects that it could pay the priority employee payroll, vacation due, then pay unsecured debt holders approximately one cent ($0.01) for every dollar owed. However, there can be no assurances that a sale could be arranged or that there would be any funds available to pay any person. The Company does not expect that any shareholders would receive any distribution from such a sale.

Recent Events

On May 22, 2000 the Company's listing on the NASDAQ over-the-counter bulletin board market was deleted by NASDAQ. The reason for the delisting was the failure of the Company to file audited financial statements along with the Company's 10K annual report. The Company has engaged a new auditing firm that has completed the required audit.
The Company has filed it's 10Q quarterly report with the SEC on a timely basis. However, the quarterly report does not require audited financial
statements.   The Company  has filed an amended 10K, known as a 10K/A,
that includes the audited financial statements. The Company is in the process of applying for relisting on the NASDAQ over-the-counter bulletin board market. However, no assurance can be given NASDAQ will re-list the shares of the Company.

Proposed Acquisition of RealEstate4Sale.com / REP-T

On February 3, 2000 Photonics Corporation, agreed to and announced the principal terms of the Company's pending acquisition of RealEstate4Sale.com, Inc., a Dallas, Texas based, privately held Colorado Internet company that was developing a listing information database of commercial/investment properties for sale and lease, within the United States along with the development of planned access to application services within that industry. On May 31, 2000, Photonics

Corporation and RealEsate4Sale.com, Inc. terminated the agreement with RealEstate4Sale.com pursuant to the terms and conditions of the February 3, 2000 agreement.

On July 10, 2000 but dated effective a of June 30, 2000, Photonics Corporation entered into and announced a definitive agreement (the "Agreement") to merge with the successor company to RealEstate4Sale.com, Inc., REpipeline.com, Inc. ("REP-T") subject to the fulfillment of the following conditions:

(i)	Photonics must have has received confirmation from eighty-five percent (85%) of the debt holders of record as of December 31, 1999 to convert their respective debt into common stock of Photonics at a ratio of .45 shares of Photonics common stock for each $1.00 of debt, such debt to be a negotiated amount with each creditor, with any exceptions requiring approval of an authorized representative of REP-T. This condition has been fulfilled by the Company. A representative of REP-T has accepted these approvals and exceptions, as noted in Exhibit A attached to the Agreement. As part of this condition, there exists an understanding between the parties that any non-converted debt of Photonics, including any litigation resulting therefrom will be borne by the Trust Account as further described in the Agreement.

(ii)	All Photonics Preferred Stock has converted into common stock of
Photonics on a 1 to 1 ratio. This condition has also been fulfilled by the Company. The dividends that remain unpaid for the fiscal year ends of 1998 and 1999 will be paid in the form of common stock of the Company at a price of $1 per share of Photonics common stock.

(iii)	The Company will set up a trust account  (the "Trust Account") for the purpose of indemnifying the combined company against creditors of Photonics that had unpaid debt as of December 31, 1999. The Trust
Account will have a term of three years and will be funded with Photonics shares issued at the Closing. During the term of the Trust Account, the shares in the Trust Account can be sold pursuant to instructions by the Company; but no distributions can be made out of the account until released or approved by the Board of REP-D.

(iv)	James T. Koo will set up a trust account  (the "Koo Trust") for the purpose of indemnifying the combined Company against any fraud, errors or omissions that might have been committed by James T. Koo in the corporation's representation and warranties section of the Purchase Agreement. The Koo Trust will have a term of one year and will be funded with his current holdings of Photonics shares. During the term of the Koo Trust, the shares in the Koo Trust can be sold pursuant to instructions by both Mr. James T Koo, or his designated agent; but no distributions can be made out of the account until released or approved by the Board of the combined Company.


(v)	Photonics shareholders must ratify the transfer of the assets and business of the division of Photonics, DTC Data Technology and a wholly owned subsidiary DTC Hong Kong, to Sunnyvale Technology Corporation and the subsequent sale of 90% of Sunnyvale Technology Corporation to James
T. Koo for $75,000 plus certain assumed liabilities as of December 31, 1999.

(vi)	Photonics issue a sufficient number of  newly issued common shares to provide such issuance (approximately 85% of total issued shares after full dilution) for the acquisition of all outstanding shares of REP-T, Inc.

(vii)	Both parties agree to abide by all local, state and federal
securities laws in relationship to the pending acquisition.

(viii)	REP-T will provide all required legal and securities work to effect such acquisition and meet all state, federal and securities filing requirements.

(ix)	Photonics will provide a copy of the last audit of financials and other necessary documents and expenses of this merger at their expense.

(x)	Photonics will initiate required filings, documents and notices to hold a shareholders' meeting to elect Directors, of which Photonics will recommend 3 Directors to be specified by REP-T, Inc.

(xi)	The proxy notice of shareholder meeting shall be sent within 5 days of the SEC approving such proxy statement.

(xii)	The effective date of acquisition shall be the date of the
shareholders meeting, subject to shareholder approval of such acquisition.

(xiii)	REP-T is authorized to handle all public statements as same
are to be approved by the President or Chief Financial Officer or Attorney or duly authorized person of each respective company. All news releases are to conform to all local, state, federal and securities guidelines.

(xiv)	REP-T will incorporate REpipeline Acquisition and Finance
Corporation, a Texas corporation, that will hold 4,100,000 shares of Photonics stock for the indemnification of any liability that arises from the succession of REP-T from RE4S.

Explanation of REP-T

RealEstate4Sale.com, Inc. (RE4S) is a Colorado corporation incorporated in August 1999. RE4S was formed to provide services to commercial real estate brokers and other participants in the real estate transaction with Internet based services that improve the workflow for the real estate transaction and the marketing of services for the real estate industry.

On May 31, 2000, REP-T, a Texas corporation, purchased from RE4S certain assets and assumed certain liabilities and shareholders' equity of RE4S. On July 10, 2000 but dated effective as of June 30, 2000, REP-T entered into a definitive agreement with Photonics, as previously described.

The Company has identified a void for the current Internet market offerings and will position REP-T as the "One Stop" shopping Internet site for business services, marketing services and hosted software applications that are tailored to the commercial real estate business community. The Hubs the company will participate in are the commercial

Real Estate Broker services, enterprise document management for the real estate transaction; Internet based tenant services, closing and settlement and property management technology solutions.

The Company's business model consists of building the company through internal technology development, strategic partnerships and acquisitions. The core them to the business model is to become the applications platform for the participants in the Commercial Real Estate transaction much like Microsoft Office has become for integrating multiple application into one user-friendly portal. The Company will have a proprietary applications platform for integrating the portfolio of products and services. The Company's business model products and service strategy consists of building the company through internal technology development, strategic partnerships and acquisitions.

The first building block for the Company is the commercial property Internet listings site. The commercial property listing site is operational today and has approximately 500 listings. The Company is in the process of completing the technology development to provide the portfolio of services from on Internet site.

Our marketing research has presented a major opportunity for REP-T to become the technology conduit to link the major participants in the commercial real estate through a seamless flow of information via the Internet, improve work flow processes and capitalize on a new marketing channel, the Internet, to market the products and services of REP-T.

The Company's market is commercial / investment property owners, owners of real state brokerage firms, REO departments and real estate trustees. The company's services will also appeal to title insurance companies, lawyers, contractors, space planners and other firms in the commercial real estate transaction and value chain. The annual market revenue for three key major segments of the commercial real estate industry are large in scale. The annual revenue for commercial real estate property sales is $222 billion, commercial property leasing is $200 Billion, there is approximately 5.33 to 6.86 billion square feet of rentable of commercial property for lease and $546 Billion projected in new commercial property construction. The company's business model is positioning the company to participate in the rapid growing Business-to-Business (B2B) on the Internet.

The commercial real estate industry has historically treated information as confidential and a means of gaining competitive advantage. This has fostered a closed environment and the Internet is opening up this environment. The commercial real estate brokerage business has been primarily localized in the market that they operate. There are firms such as Trammel Crow that have national trademark recognition but by in large the real estate brokerage business is a local business with local trademark recognition. The Internet is changing the value chain and transaction process for the commercial real estate industry. It will open up new marketing channels for marketing a real estate brokerage firm services and property listings on a local, national and international basis. The commercial real estate transaction is a very manual and labor intense process. A research firm, Market Connections, conducted research that asked real estate brokers what percent of their time was spent collecting information to support transactions and the answer was 33%.

The Internet can provide tools to reengineer the work flow process, however the real estate broker is now faced with multiple choices and Internet sites that will add time to the already time intense real estate transaction. REpipeline.com can provide a portfolio of services that can be accessed through offices, home and wireless connectivity to one Internet site that will provide the Real Estate business community with business solutions that improve the marketing of their services, reengineer the work flow process for a real estate transaction with technology and keep them ahead of the rapidly changing Internet and technology environment.

The Company has recruited Senior Management that have skills and experience in technology, start-ups and rapid growth Companies, general management from Fortune 500 Companies, commercial real estate, consumer products marketing, public Companies and connecting an industry business community with technology experiences.

The Internet

The Internet is quickly proving to be a transformational medium, not merely another distribution or communication channel. Early e-commerce development is showing that the Internet (more accurately the World Wide Web, the graphical and text common-protocol exchange across widely divergent network computer stations) represents a whole new way to work, conduct trades and transactions, communicate, research, and improve operational efficiencies around the world.

The Gartner Group has forecasted the business to business (B2B) Internet business will grow from $145 Billion in 1999 to $7.29 Trillion in 2004. In addition the Gartner Group is forecasting that the "Marketplaces" segment which is Internet sites that bring buyers and sellers together in a particular industry, affinity or geographic region will account for 37% of the B2B space by 2004.

IDC, a nationally recognized Internet research group, stated small businesses with fewer than 100 employees will take off as a key online community. The Internet will equalize the playing field for small to mid size companies to compete in the market place. The technology trends for the new Internet will be personalized and customization and will be the "ante" for a successful commercial Internet site. The commercial real estate business community is primarily made up of businesses with fewer than 100 employees. REpipeline.com will capitalize on this market trend by offering Internet based services and solutions to small and mid size companies that provide them the technology tools to compete in the new environment.

An Internet market that will have a major impact on the industry is the applications service provider (ASP). The market for hosting clients' office applications and other software applications and technology is projected to grow from $889 million in 1998 to $22.7 billion in 2003 according to the Gartner Group research. The outsourcing and management of application software and other technology is especially true for the small and mid size companies like a commercial real estate brokerage firm. Advantages for businesses conducting business on the

Internet with a company like REpipeline.com.

- Opens up new marketing channels for marketing goods and services to national and international audiences and customers.

- Connects trading partners in a business transaction via the Internet that allow them to exchange information and documents in a more efficient manner.

- Personalize and improved efficiency for the business communication with video conferencing and group computer conferencing capabilities with clients and trading partners.

- Improves efficiency in the supply chain for goods and services through communication transmission of data with one language protocol that all companies can use for the procurement of materials, supplies and products.

- Provides an electronic market place where buyers and sellers can purchase and sell goods and services through an e-market maker.

- The Internet allows with e-mail capabilities and collection of current and potential customer information to take targeted marketing to a new level and sophistication.

- Research and the ability to source industry, market and customer information on the Internet is providing businesses with sources that they were not able to get before.

- Levels the playing field for companies that do not have the capital to invest into an Intranet or private wide area network to compete with large well-funded companies.

- The Internet is a free network that will allow companies to out source their software applications and technology and access it through the Internet to company such as an application service provider (ASP) that will allow them to keep pace with the changing technology markets and not invest substantial capital.

- Wireless and computer remote site access such as a lap top computer and palm held devices to a company's software and REpipelines.com
Internet site and its portfolio of services will use the Internet technology as its backbone for the communication platform.


The U.S. government's FY 1999 budget includes $850 million for high-performance computing and communications, a part of which is for the "Next Generation Internet Initiative," creating a network that is 100 to 1,000 times faster than today's Internet, including faster networks that support new applications such as telemedicine, distance learning, and real-time collaboration.

Business Strategies

-	Provide the commercial real estate business community with
technology services that provide Internet marketing tools for the sale & purchase, and leasing of commercial property.

- Provide technology tools to the commercial real estate broker and owner that will improve the work flow process and efficiency for the real estate transaction.

- Develop, acquire and license technology that establishes the company on the leading edge for Business-to-Business (B2B) companies.

- Build the company through internal technology development;
development of a highly efficient marketing and sales organization and acquisitions and consolidation of Internet based commercial real estate services companies.

- Establish a "One stop shopping" comprehensive Internet site for market information, industry research such as tenant information, other business services, and information exchange with companies involved with the real estate transaction.

There can be no assurance such business strategies will lead to financial success of the Company.

Marketing Strategies

- Create value with the customer through an integrated service portfolio via the Internet for the commercial real estate transaction.

- Build awareness for the company's services through a targeted marketing and media campaign.

- Build organic revenue streams by tapping into acquired companies customer base to introduce the portfolio of services marketed by the Company.

- Utilize a bundle-pricing plan for its services and products and leverage big event marketing tactics.

- Build the internal sales force through acquisitions and external hires.

There can be no assurance such marketing strategies will lead to financial success of the Company.

Technology Strategies

- Architecture

- Secure maximum Internet bandwidth and partner with tier one ISP partners with redundant communications capability and expandability.

- The operating systems will be Unix based and storage capacity for relational databases will be with industry leaders like Oracle or Microsoft's SQL.

-	Applications will be proprietary and licensed with HTML and ASP script language capability.

- The applications will have XML data transfer and communications capability.

- All applications will be 24/7, redundant and easily expandable.

There can be no assurance such technical strategies will lead to financial success of the Company.

	An In-depth Approach

	The Company is very conscious that the Internet has been around now for essentially five years, has a number of new "winners," is very topical but also raises skepticism from some in the media, sectors of the investment community, and still some business leaders, as it becomes hard to separate substance from hype, strategic-value companies from promotional emphasis.

	The Company has taken and is taking the following steps to raise the probability that REpipeline.com, Inc.'s service is highly successful:

- Engagement of a seasoned, high-level Board of Directors and Advisory Board, to provide cross-checks on business building, networks to high level strategic partners and potential customers, and provide insights on specific areas of the commercial real estate transaction.

- A focused business model and business strategies that will provide the road map and the priority of company initiatives to create market place value.

- Careful selection of the Senior Management team with emphasis on experience and skills in start up and rapid growth companies, technology and wide area network, mergers and acquisition experience, positioning and development of a new business concepts, execution for the company business model, general management, classical consumer products marketing skills and change management.

	There can be no guarantee that the business will be successful. However, the Company's Management team and Board of Directors are drawing on their decades of considerable experience to raise the probability that REpipeline.com becomes a successful Internet company.

Competing Commercial Real Estate Internet Sites

There are a number of Commercial Real Estate Sites on the Internet. The business models for theses companies have focused on the "niche" solutions and have been primarily in the marketing of commercial property. REP-T's business model is an umbrella for a portfolio of services and the primary thrust is in improving workflow processes and the second thrust is marketing of services and commercial property.

The commercial real estate applications service provider (ASP) market is highly under developed and to our knowledge there are two to three ASP's Internet sites that offer niche application software on the Internet and currently there is not an Internet site that offers the products and services REpipeline will be introducing to the market.

The market for the portfolio of product and services that REP-T will be offering with "One stop shopping" at its Internet site is virtually an untapped market. It is the Company's opinion that competition will try and enter this space on the Internet however the company feels its strategies, execution plan and management team will be successful in capitalizing on the untapped market opportunity.

The Company believes it is the only commercial real estate business and marketing services company that will offer an Integrated portfolio of services at one web site. There are single service providers in the commercial property listing market and companies who offer market information in the leasing and tenant market. Examples of these types of single service companies are LoopNet, CoStar Group and small commercial property Internet listing sites.

LoopNet

LoopNet is the largest Internet commercial listing site and has approximately 90,000 listings and does not charge for this service. It is the leading Internet commercial real estate listing site.
The company's investors include Trammel Crow, one of the United States leading commercial real estate services companies and Grubb & Ellis. The company offers commercial property listings, access to mortgages and industry news.

LoopNet's market positioning and REpipeline.com advantage:

LoopNet's service offering is limited in scope and they are not currently charging for posting a commercial property listing on the Internet. The market needs and benefits that the commercial real estate broker is seeking are well beyond LoopNet's service offering. It is the company's opinion that with LoopNet being financially backed by two large commercial real estate firms that this could conflict with other commercial real estate companies using their services in the event that they want to charge a fee for listing commercial property.

CoStar

The largest company in the Internet commercial real estate market
intelligence is CoStar.   CoStar  provides information on office and
industrial space for the leasing commercial real estate industry. Through its software products, the company's clients can access its database of office space, analyze leasing options, market conditions and competitive property. CoStar charges clients a monthly subscription fee for this commercial property leasing information. CoStar has been acquiring local research companies and expanding their geographic
U.S. coverage. CoStar provides the commercial real estate brokers with market information on tenants who are leasing property so they can prospect for new clients.

CoStar market positioning and REpipeline.com advantage:

CoStar is a research information source for commercial property listings. The way the data is gathered for the research is very labor intensive. CoStar does not offer a portfolio of services and its acquisitions do not appear to achieve a high level of operating cost reductions or operating efficiency.

Small Commercial Property Listing Sites

There are 100's of commercial property listing sites on the Internet. In doing a search on American on Line 7,000 sites came up for commercial real estate listing sites. In order to enter the Internet commercial listing site business very little capital is required. The listing sites focus on a local geography and local relationships. These companies are being considered as acquisition candidates by REpipeline.com to expand its geographic coverage for a commercial real estate portfolio of
services.   In addition local commercial real estate brokerage firms have
Internet sites for their own property and the number of sites to their site is limited due to the limited number of listings and site visits.

Small Commercial Property market positioning and REpipeline.com advantage:

The small commercial property listings sites in general do not meet the market needs with a one-service product offering. The market wants a portfolio of services from one Internet site. In addition these companies have limited capital for expansion and should be consolidated into a larger Internet based company with a portfolio of services.

However, competition can change and new competitive companies can form and can be a barrier to the success of the Company.

Management of REP-T that will become the management of Photonics after the Acquisition

The Company's senior management team and directorial oversight are in place. Core management's expertise in general business development, advanced technology applications, systems design and structuring, strategic planning, marketing, financing, human resources, global trade, and knowledge of specific industry requirements, is supplemented by a range of specialized skills and experience of Board members (both Directors and Advisors) and the team now being assembled.
Founding Directors will hold office until the next annual stockholders meeting, at which time their successors will be chosen. Directors will continue until their successors have been elected or qualified, or until their death, resignation, retirement, removal, or disqualification. Vacancies on the board will be filled by a majority vote of the remaining directors. Officers of the Company serve at the discretion of the Board of Directors. The Company's core team comprises:

James Vaughn, 56		Chairman of the Board of Directors
February/2000

Thomas Bailey, 51		President, CEO and Director
February/2000

Michael Craven, 39      Vice President Sales and Business Development
March/2000

Chip Langston, 47       Chief Financial Officer and Director
July/1999

Each director is elected for a period of one year at the Company's annual meeting of stockholders and serves until his successor is duly elected by a majority of stockholders. Officers are elected by and serve at the discretion of the Board of Directors. Each Director currently receives no cash compensation in connection with attending meetings of the Board of Directors.

The following is a brief summary of the background of each Director and Executive Officer of the Company:

James Vaughan - Chairman of the Board of Directors, is 56 years of age. Mr. Vaughan has 30 years of experience in retailing and consulting. Most recently Mr. Vaughan has been the owner of J. Vaughan Consulting LLC. A boutique consulting agent dealing with one major National account and several start up companies in the B2B Internet area. Prior to that Mr. Vaughan was Vice President of development for a division of Tandy Corp. Mr. Vaughan was National Vice President of stores for Computer City a 110-store chain with revenues in excess of $2 billion Mr. Vaughan was co-founder and Sr. Vice president of Pace Membership Warehouse, a $3 billion warehouse club. Mr. Vaughan was founder, President and CEO of Med-club a retailer of medical devices and products to medical professionals and consumers. Mr. Vaughan is experienced in start up companies and has successfully raised the capital to bring two of his own to market as well as assisting in several others. His knowledge of venture funding, I.P.O's, and the capital markets are extensive.

George Thomas Bailey - President and CEO/Director is 51 years of age.
Mr. Bailey has 30 years of experience in the consumer products, technology, distribution and healthcare Industries. His consumer product career was with Fortune 500 companies, General Foods, Sara Lee and PepsiCo in Senior Management, General Management and Marketing Positions. He held the position of Vice President of Strategic Planning for FoxMeyer Health Corp. a $6 Billion Health Care Distribution and Technology Company. He was the President and Chief Operating Officer for Health Streams Technology a publicly traded start up technology company that developed and marketed software applications, wide area networking services, outsourcing and integration services to the healthcare vertical segment. He held the position of President and CEO for NECCO, a rollup and consolidation of environmental companies.

Earlier in his career he was a real estate broker and building contractor in the state of Florida. Most recently he was a consultant that advised companies on strategic planning, operations planning, technology, business process reengineering and e-commerce. Mr. Bailey's experiences and skills are in brand management classical marketing, software development, mergers and acquisitions, business restructuring, start up and rapid growth companies and general management.

He earned his undergraduate degree from Florida State University and a

MBA from the University of Florida. Upon graduation from Florida State University Mr. Bailey was a professional athlete with the Philadelphia Eagles in the National Football league for five years.

Michael Craven - Vice President of Sales & Business Development, is 39 years of age. Mr. Craven has over 15 years of experience in sales, marketing and business management. Mr. Craven was most recently the President & CEO of Hebel SouthCentral; a U.S. subsidiary of the worldwide German based Hebel AG. Mr. Craven was responsible for all aspects of this start-up company involved in the introduction and development of a new structural system for use in the U.S. commercial design and construction industry. The company ultimately merged with Matrix, a division of J.A. Jones, Inc. Prior to that Mr. Craven was the Executive Vice President of Materials Marketing Corporation responsible for all U.S. commercial sales and operations. Mr. Craven not only has experience with start-up operations but also with the sales and marketing development of a completely new technology and industry. Mr. Craven has extensive experience in the area of developing and managing high performance sales organizations particularly within complex selling environments. Mr. Craven is a veteran of the U.S. Navy where he earned numerous awards and commendations for his outstanding leadership skills.

Chip Langston - Chief Financial Officer/Director, is 47 years of age. Mr. Langston has over 20 years experience as a Chief Finance Officer for various public companies, including Trans-Western Exploration and Search Exploration. The last three and one-half years Mr. Langston has worked with small and medium companies overseeing securities filings, registration documents and raising capital. He is experienced in all aspects of the requirements to become a public entity, as well as led in raising capital through the public markets and institutional investors.

EXECUTIVE COMPENSATION OF OFFICERS AND DIRECTORS OF REP-T THAT WILL BE ASSUMED BY PHOTONICS CORPORATION

Remuneration of Officers and the approval of a Stock Option Plan

The 2000 Incentive Stock Option (ISO) plan provides options to purchase common stock, may be granted only to employees of the company and its subsidiaries. Subject to any adjustment as provided by the ISO plan, the aggregated number of shares, which have been authorized and reversed for issuance under the plan, subject to adjustments to reflect changes in the company's capitalization resulting from stock splits, stock dividends and other similar events be issued and sold, cannot exceed 3,000,000 shares of the combined company.

The plan is administered by the Compensation Committee. The Committee has the sole authority to interpret the plan, to determine the persons to whom the options will be granted, to determine the basis upon which the options will be granted, and to determine the exercise price, duration and other terms of the options to be granted under the plan. The maximum period for exercise of an option may not be more than ten years from the date of grant and the exercise price may not be less than the fair market value of the shares underlying the options on the date of the grant. Options granted become execrable at dates determined by the Stock Option
Committee of the Board of Directors.   The Board of Directors may
amend without stockholder approval, in any respect other than any amendment that requires stockholder approval by law, and may modify any outstanding option, including the repricing of non-qualifying options with the consent of the option holder. There are currently six employees who are eligible for the plan and due to the planned growth rate for the Company, the Company is estimating that 150 employees would be eligible to participate in the plan during the next 24 months.

The Incentive Stock Options have a term of ten years (10) and an exercise price equal to the market price of the common stock on the day of the grant. The Incentive Stock Options will vest at the rate of thirty-three and a third percent (33 1/3%) on an annual basis for three years.

Outside Director Stock Option Plan

The Outside Director Stock Option Plan provides for the issuance of stock options to the outside directors of the company. A total of 250,000 shares has been authorized and reversed for issuance under the plan, subject to adjustments to reflect changes in the company's capitalization
resulting for stock splits, stock dividends and similar events.   Outside
Directors are those Directors of the Company who are not Executive officers or regular salaried employees of the Company as of the date the option is granted. Under the plan, an option for 15,000 shares Common Stock will be granted to each person who qualified as an outside director each year that such person is elected as a director of the Company. The exercise price of each option granted under the plan will be the fair market value (as reported by the Nasdaq national market) of the Common stock at the time the option is granted. Each option will be exercisable immediately, and will expire ten years from the date of grant.

The options granted during 2000 have a term of ten (10) years and an exercise price of $1.00.

Employment Agreements

Effective as January 26, 2000, the REP-T entered into an employment agreement with Mr. Thomas Bailey, the President and Chief Executive Officer of the REP-T. Following the completion of the acquisition, REP-D will assume the employment agreement. The agreement provides for the Company to employ Mr. Bailey for a base salary of $225,000.
The agreement provides for annual bonus payments as determined by the Board of directors and severance payment for termination without cause in an amount of equal to twelve (12) months of salary and any bonus paid for during the previous twelve (12) months. In the event in a change of ownership by virtue of a merger or acquisition, where by the net effect is a change in Bailey's title, responsibility or pay structure, Bailey would have the option to accept such change or elect to exercise the severance option for termination with out cause. The employment agreement provides for a 20% equity position in the company that will be rewarded based on certain performance targets.

Compensation of the Executive Officers

The following table sets forth information regarding compensation for the Company's Chief Executive Officer and other executive officers of the Company.

     Name and                           Annual Compensation
Principal Position                     Year     Salary     Bonus

Mr. Thomas Bailey                      2000    $225,000     ----
       President and Chief
       Executive Officer


Mr. Chip Langston                      2000    $165,000     ----
       Chief Financial
       Officer


Mr. Michael Craven                     2000    $135,000     ----
       Vice President Sales
       & Business Development

(1)	Salaries are annualized for a full year and annual bonus will be determined by the Board of Directors. The CEO position annual bonus potential is 100% of salary, the CFO is 60% of salary and the Vice President of Sales and Business Development is 50% of salary.
(2)	Mr. Langston and Mr. Craven's long term compensation will be determined by the Board of Directors during the year 2000.

The following table sets forth certain information regarding stock options granted during 2000 to the named executive of the Company.
			Number of
			Securities
			Underlying	Exercise Price	Grant Date
			Options
Name

Mr. Thomas Bailey-----------  500,000       $1.00		June 1, 2000


Compensation Philosophy

The Company operates in a highly competitive and rapidly changing high technology industry. The goals of the compensation program are to align compensation with the company's newly revised business objectives and the performances of the employees, to enable the Company to attract, retain and reward executive officers and other key personnel who contribute to the long-term success of the Company, and to motivate them to enhance long-term shareholder value. Key elements of this philosophy are:

1. Total compensation should be sufficiently competitive with other companies in similar or related industries so that the Company can attract and retain qualified personnel.

2. The Company desires to maintain annual incentive opportunities sufficient to provide motivation to achieve specific operating goals and to generate rewards that bring total compensation to competitive levels.

3. The Company desires to provide significant equity-based incentives for executives and other key employees to ensure that they are motivated over the long-term to respond to the Company's business challenges and opportunities as owners and not just as employees.

Base Salary. The Committee annually reviews each executive officer's base salary. When reviewing base salaries, the Committee considers individual and corporate performance, levels of responsibility, prior experience, breadth of knowledge and competitive pay practices.

Long-Term Incentives. The Company's long-term incentive program consists of the Stock Option Plans set out hereinabove, as amended from time to time. The stock option program utilizes vesting periods (generally three to four years) to encourage key employees to continue in the employ of the Company. Through option grants, executives receive equity incentives to build long-term shareholder value. Grants are made at 100% of fair market value on the date of the grant. Executives receive value from these grants only if the Company's common stock appreciates in the long term. The size of option grants is determined by the Company's philosophy of linking executive compensation with shareholder interests.

SECURITY OWNERSHIP BY CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the shares of the Company's Common Stock beneficially owned at December 31, 1999, by (i) each person who is known by the Company to be the beneficial owner of more than five percent of the Common Stock, (ii) by each of the former directors, (iii) by each of the former executive officers listed in the Summary Compensation
Table for 1998, and (iv) by all former directors and officers as a group. The options, warrants and common and preferred stock represented in this table reflect the 1 for 5 reverse split of Photonics stock with became effective February 9, 1996 prior to the finalization of the merger with DTC.

                      		 Shares
                       		Beneficially           Note #
Percent
Beneficial Owner      	  Owned                    (1)            Owned
(2)

David S. Lee              	  1,106,521
16.4%
Chairman of the Board
   c/o Photonics
   1222 Alderwood Ave.
   Sunnyvale, CA 94089

Broadsino Computer      	      891,412
13.2%
Development, Ltd.
  K.C. Yeung
  Room 1101, 1103 and
  1104 Star Center
  443-451 Castle Peak Road
  Kwai Chung NT, Hong Kong

Domex Technology        	      779,612                     11.5%

Corporation
  No. 2, Technology Rd. 1,
  Science-Based
  Industrial Park
  Hsinchu, Taiwan, ROC

James T. Koo           	       536,761                              8.1%
President
  c/o Photonics
  1222 Alderwood Ave.
  Sunnyvale, CA 94089

Robert P. Dilworth    	         15,491                                 *
Director

John Miao, Director    	       155,000                               2.2%
   C/o Photonics
   1222 Alderwood Ave
   Sunnyvale, CA 94089

All Officers and             2,710,288            (5 persons)       40.1%
Directors as a group
* Denotes less than 1%

1. Beneficial Ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table above have sole voting and investment power with respect to all shares of Common and Preferred Stock and options or warrants to purchase stock.

2. Percentage calculations are based upon December 31, 1999 figures of 4,517,362 shares of Common Stock, 2,248,136 shares of Preferred stock, which since that date has all been converted to common stock, and no options to purchase stock. All options have expired as of Dec. 31, 1999. No new options have been granted.

Section 16(A) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 as amended (the "Exchange Act") requires the Company's officers (as defined in Rule 16a-1(f), directors and persons who own more than ten percent of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

COMPARISON OF RIGHTS OF SHAREHOLDERS OF PHOTONICS AND REP-T

The rights of Photonics' stockholders are governed by its Articles of Incorporation. its By-laws ("Photonics Bylaws") and the laws of the State of California. The rights of REP-T's stockholders are governed by its Certificate of Incorporation, its Bylaws ("REP-T Bylaws") and the laws of the State of Texas.

Following receipt of the Photonics' shares to be distributed to them when REP-D acquires all of the stock of REP-T, the rights of REP-T stockholders who become Photonics shareholders will be governed by the Photonics Articles of Incorporation, Photonics Bylaws and the laws of the State of California. In most respects, the rights of Photonics shareholders and REP-T stockholders are similar.

The following is a summary comparison of certain differences between the rights of REP-T stockholders under the Texas Law and its Certificate of Incorporation, as amended, and Bylaws and the rights of Photonics shareholders under the California Law and the Photonics Articles and Bylaws.

Cumulative Voting. In an election of directors under cumulative voting, each share of stock normally having one vote is entitled to a number of votes equal to the number of directors to be elected. A stockholder may then cast all such votes for a single candidate or may allocate them among as many candidates as the stockholder may choose (up to the number of directors to be elected). Without cumulative voting, the holders of a majority of the shares present at an annual meeting or any annual meeting held to elect directors would have the power to elect all the directors to be elected at that meeting, and no person could be elected without the support of holders of a majority of the shares voting at such meeting.

Under the Texas Law, cumulative voting in the election of directors in not permitted unless the shareholder who wishes to cumulate his votes give notice to the secretary of the corporation on or before the day preceding the election . Under the California Law, cumulative voting in the election of directors is a right available to all shareholders of California corporations unless a corporation is "listed" for trading and that corporation's articles of incorporation specifically eliminate cumulative voting. The Photonics Articles do not eliminate cumulative voting.

Shareholder Power to Call Annual Shareholders Meeting. Under the Texas Law, a special meeting of stockholders may be called by the president; board of directors; by the holders of at least ten (10) percent of all the shares entitled to vote at the proposed special meeting, unless the articles of incorporation provide for a number of shares greater than or less than ten (10) percent, in which event special meetings of the shareholders may be called by the holders of at least the percentage of shares so specified in the articles of incorporation (but in no event shall the articles of incorporation provide for a number of shares greater than fifty (50) percent); or any other person authorized to do so in the corporation's certificate of incorporation or bylaws.

Under the California Law, a annual meeting of shareholders may be called by the board of directors, the chairman of the board, the president, the holders of shares entitled to cast not less than 10% of the votes at such meeting and such persons authorized to do so in the articles of incorporation or bylaws.

Dissolution. Under the Texas Law, a dissolution must be approved by stockholders holding 100% of the total voting power or the dissolution must be initiated by the board of directors and approved by the holders of a two-thirds majority of the outstanding voting shares of the corporation.

Under the California Law, shareholders holding 50% or more of the total voting power may authorize a corporation's dissolution and this right may be modified by its articles of incorporation.

Size of Board of Directors. The Texas Law permits the board of directors of a Texas corporation to consist of one or more persons and permits the board to change the authorized number of directors by amendment to the corporation's bylaws or in the manner provided in the bylaws unless the number of directors is fixed in the corporation's certificate of incorporation. in which case a change in the number of directors may be made only by amendment to the certificate of incorporation.

Under the California Law, although changes in number of directors must in general be approved by the shareholders, the board of directors of a California corporation may fix the exact number of directors within a stated range set forth in the corporation's articles of incorporation or bylaws, if the stated range has been approved by the shareholders.

The Photonics By-laws currently provide, and such provision is proposed to be changed pursuant to Proposal number five of this Proxy, that the number of directors shall be established from time to time by resolution of the Photonics Board or the shareholders, provided that the authorized number shall not be fewer than five nor more than seven.

Classified Board of Directors. A classified board is one with respect to which a certain number of the directors, but not necessarily all, are elected on a rotating basis each year. The Texas Law permits,. but does not require, a Texas corporation to provide in its bylaws for a classified board of directors, pursuant to which the directors can be divided into up to three classes of directors with staggered terms of office, with only one class of directors to be elected each year for a maximum term of three years.

Under the California Law, generally directors must be elected annually unless the corporation is "listed" and specifically provides in it's by-
laws for terms other than one year.   Under the California Law, a listed
corporation may have a classified board of no fewer than six directors divided into two classes of directors or a classified board of no fewer than nine directors divided into three classes. The Photonics charter documents do not provide for a classified board.

Removal of Directors. Under the Texas Law, any director or the entire board of directors may be removed with or without cause by a vote of the majority of the shareholders of the corporation however, no director may be removed (unless the entire board is removed) if the number of shares voted against the removal would be sufficient to elect the director under cumulative voting.

Under the California Law, any director or the entire board of directors may be removed, with or without cause, with the approval of a majority of the outstanding shares entitled to vote; however, no director may be removed (unless the entire board is removed) if the number of shares voted against the removal would be sufficient to elect the director under cumulative voting.

Actions by Written Consent of Stockholders. Under the Texas Law, stockholders may execute an action by written consent in lieu of a meeting of stockholders. The Texas Law permits a corporation to eliminate such actions by written consent in its certificate of incorporation or in it's bylaws.

Under the California Law, unless otherwise provided in the articles of incorporation, any action that may be taken at any annual or annual meeting of shareholders may be taken without a meeting by written consent of shareholders having the requisite number of votes, subject to the requirement that ten days' advance notice of such shareholder approval of certain types of transactions and matters be given where all shareholders' consents are not solicited. The Photonics Articles do not limit the rights of shareholders to act by written consent.

Advance Notice Requirement for Shareholder Proposal and Director
Nominations

Photonics' Bylaws do not require advance notice of proposal or director nominations intended to be presented by a shareholder at an annual meeting.

Voting Requirements. Unless otherwise specified in a Texas corporation's certificate of incorporation, an amendment to the certificate of incorporation requires the affirmative vote of a two-thirds majority of the outstanding stock entitled to vote thereon. Furthermore, under the Texas Law, the holders of the outstanding shares of a class are entitled to vote as a class upon any proposed amendment to the certificate of incorporation, whether or not entitled to vote thereon by the provisions of the corporation's certificate of incorporation, if the amendment would increase or decrease the aggregate number of authorized shares of such class, increase or decrease the par value of the shares of such class, or alter or change the powers, preferences or specific rights of the shares of such class so as to adversely affect them.

Unless otherwise specified in a California corporation's articles of incorporation, an amendment to the articles of incorporation requires the affirmative vote of a majority of the outstanding shares entitled to vote thereon. Under the California Law, the holders of the outstanding shares of a class are entitled to vote as a class if the proposed amendment would (i) increase or decrease the aggregate number of authorized shares of such class, (ii) effect an exchange, reclassification or cancellation of all or part of the shares of such class, other than a stock split,
(iii) effect an exchange, or create a right of exchange, of all or part of the shares of another class into the shares of such class, (iv) change the rights, preferences, privileges or restrictions of the shares of such class, (v) create a new class of shares having rights, preferences or privileges prior to the shares of such class, or increase the rights, preferences or privileges or the number of authorized shares having rights, preferences or privileges prior to the shares of such class, (vi) in the case of preferred shares, divide the shares of any class into series having different rights, preferences, privileges or restrictions or authorize the board of directors to do so, or (vii) cancel or otherwise affect dividends on the shares of such class which have accrued but have not been paid.

Under Texas Law, any merger, consolidation or sale of all or substantially all of a corporation's assets must be approved by the corporation's board of directors and a two-thirds majority of the outstanding shares entitled to vote unless the board of directors requires a higher percentage of votes in it's presentation of the merger proposal.

Under California Law, with certain exceptions, any merger, consolidation or sale of all or substantially all of a corporation's assets must be approved by the corporation's board of directors and a majority of the outstanding shares entitled to vote. In addition, the California Law requires such transactions, among others, to be approved by a majority of the outstanding shares of each class of stock without regard to limitations on voting rights.

Rights of Dissenting Stockholders. Generally, stockholders of a Texas corporation have a right to dissent from a merger or consolidation of the corporation for which a stockholders' vote is required. There are, however, generally no statutory rights of dissent with respect to stockholders of a Texas corporation merger in which there is a single surviving or new domestic or foreign corporation, or from any plan of exchange whose shares of stock on the record date were either (i) listed on a national securities exchange or designated as a national market system security on an inter-dealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 stockholders where such stockholders receive only shares of stock of the corporation surviving or resulting from the merger or consolidation (or cash in lieu of fractional interests therein).

Generally, shareholders of a California corporation who dissent from a merger or consolidation of the corporation are entitled to dissenters' rights.

Inspection of Stockholders List. Both the Texas Law and the California Law allow any stockholder to inspect the stockholders list for a purpose reasonably related to such person's interest as a stockholder. Additionally, the California Law provides for an absolute right to inspect and copy the corporation's shareholders list by a person or persons holding at least 5% in the aggregate of the corporation's outstanding voting shares.

Dividends. Subject to any restrictions contained in a corporation's certificate of incorporation, the Texas Law generally provides that a corporation may declare and pay dividends at the direction of the board of directors except that a share dividend payable in authorized but unissued shares may not be paid by a corporation if the surplus of the corporation is less than the amount required by the Texas Business corporation Act to be transferred to stated capital at the time that share dividend is paid.

The California Law provides that a corporation may make a distribution to its shareholders if: (i) the retained earnings of the corporation immediately prior to the distribution equal or exceed the amount of the proposed distribution: or (ii) immediately after giving effect to the distribution, (a) the sum of the assets of the corporation (exclusive of goodwill, capitalized research and development expenses and deferred charges) would be at least equal to 1'/4 times its liabilities (not including deferred taxes, deferred income and other deferred credits), and (b) the current assets of the corporation would be at least equal to its current liabilities or. if the average of the earnings of the corporation before taxes on income and before interest expense for the two preceding fiscal years was less than the average of the interest expense of the corporation for such fiscal years, at least equal to 11/4 times its current liabilities. In addition, the corporation making the distribution must not be, and must not as a result of the distribution become, likely to be unable to meet its liabilities (except those whose payment is otherwise adequately provided for) as they mature. Neither the Photonics Articles nor its Bylaws contain any presently applicable restrictions on the declaration or payment of dividends.


By-laws   Under the Texas Law, the authority to adopt, amend, or repeal the bylaws of a Texas corporation is held by either the board of directors or by the stockholders unless such authority is conferred differently in the corporation's certificate of incorporation. A bylaw adopted by the shareholders may restrict or eliminate the power of the Board to adopt, amend or repeal the bylaws.

Under the California Law, a corporation's bylaws may be adopted, amended or repealed either by the board of directors or the shareholders of the corporation. Photonics' Bylaws provide that the Bylaws may be changed either by the vote of the holders of a majority of the outstanding shares entitled to vote or by the board of directors; provided. however, that the Board may not amend the Bylaws in order to change a fixed number of directors (except to alter the authorized number of directors within the existing range of a minimum of five and a maximum of seven directors). A bylaw adopted by the shareholders may restrict or eliminate the power of the Board to adopt, amend or repeal the bylaws.

Preemptive Rights. Stockholders of a Texas corporation generally have preemptive rights except as may be limited by statute or as may be limited in the company's certificate of incorporation.

Shareholders of a California corporation have such preemptive rights as may be provided in the corporation's articles of incorporation. The Photonics Articles do not grant any preemptive rights to Photonics shareholders. However, case law in California has created a doctrine of "quasi-preemptive" rights in appropriate circumstances, even when no such rights exist in the corporation's articles of incorporation.

Transactions Involving Officers or Directors. A Texas corporation may lend money to, or guarantee any obligation incurred by, its officers or directors if, in the judgment of the board of directors, such loan or guarantee may reasonably be expected to benefit the corporation. With respect to any other contract or transaction between the corporation and one or more of its directors or officers, such transactions are neither void nor voidable if either (i) the director's or officers interest is made known to the disinterested directors or the stockholders of the corporation. who thereafter approve the transaction in good faith, or
(ii) the contract or transaction is fair to the corporation as of the time it is approved or ratified by either the board of directors, a committee thereof, or the stockholders.

Under the California Law, any loan or guarantee to or for the benefit of a director or officer of the corporation or its subsidiaries requires approval of the shareholders unless such loan or guarantee is provided for under a plan approved by shareholders owning a majority of the outstanding shares of the corporation. In addition, the California Law permits shareholders to approve a bylaw authorizing the board of directors alone to approve a loan or guarantee to or on behalf of an officer (whether or not a director) if the board of directors determines that such a loan or guarantee may reasonably be expected to benefit the corporation, which bylaw may be utilized to authorize officer loans and guarantees if the corporation has 100 or more shareholders of record. The shareholders of Photonics have not approved such a bylaw provision.

The California Law similarly states that contracts or transactions between a corporation and (i) any of its directors or (ii) a second corporation of which a director is also a director are not void or voidable if the material facts as to the transaction and as to the director's interest are fully disclosed and the disinterested directors or a majority of the disinterested shareholders represented and voting at a duly held meeting approve or ratify the transaction in good faith, or the person asserting the validity of the contract or transaction sustains the burden of proving that the contract or transaction was just and reasonable as to the corporation at the time it was authorized, approved or ratified.

Filling Vacancies on the Board of Directors. Under the Texas Law, vacancies on the board of directors and newly created directorships may be filled by a special meeting of the shareholders or a majority of the directors then in office (even though less than a quorum) unless otherwise provided in the certificate of incorporation or bylaws of the corporation.

Under the California Law, any vacancy on the board of directors other than one created by removal of a director may be filled by the board of directors. If the number of directors is less than a quorum, a vacancy may be filled by the unanimous written consent of the directors then in office, by the affirmative vote of a majority of the directors at a meeting held pursuant to notice or waivers of notice or by a sole remaining director. A vacancy created by removal of a director may be filled by the board of directors only if so authorized by a corporation's articles of incorporation or by a bylaw approved by the corporation's shareholders. Photonics' Articles and Bylaws do not authorize the Board to fill such a vacancy.

Limitation of Liability of Directors and Indemnification. Under the Texas Law, a corporation may include in its certificate of incorporation a provision which would, subject to the limitations described below, eliminate or limit directors' liability for monetary damages for breaches of their fiduciary duty of care. Under the Texas Law, a director's liability cannot be eliminated or limited (i) for breaches of the duty of loyalty, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) for the payment of unlawful dividends or expenditure of funds for unlawful stock purchases or redemptions, or (iv) for transactions from which such director derived an improper personal benefit.

Under the California Law, a corporation is permitted to adopt a provision in its articles of incorporation eliminating the liability of a director to the corporation or its shareholders for monetary damages for breach of the director's fiduciary duty of care, provided such liability does not arise from certain proscribed conduct, including intentional misconduct and transactions pursuant to which the director received an improper personal benefit. In addition, under the California Law, (i) a corporation has the power to indemnify a director against expenses, judgments, fines and settlements if that person acts in good faith and in a manner the person reasonably believed to be in the best interests of the corporation and, in the case of a criminal proceeding. had no reasonable cause to believe the conduct of the person was unlawful, and
(ii) a corporation has the power to indemnify, with certain exceptions, any person who is a party to any action by or in the right of the corporation, against expenses actually and reasonably incurred by that person in connection with the defense or settlement of the action if the person acted in good faith and in a manner the person believed to be in the best interests of the corporation and its shareholders.

The indemnification authorized by the California Law is not exclusive, and a corporation may grant its directors, officers, employees or other agents certain additional rights to indemnification. The Photonics Articles and Bylaws provide for indemnification of its agents (as defined under the California Law) to the fullest extent permissible under the California Law, which may be in excess of the indemnification expressly permitted by Section 317 of the California Law. Photonics also has indemnification agreements with its officers and directors.

Shareholder Derivative Suits. Under the Texas case law, a stockholder may only bring a derivative action on behalf of the corporation if the stockholder was a stockholder of the corporation at the time of the transaction in .question or his or her stock thereafter devolved upon him or her by operation of law.

The California Law provides that a shareholder bringing a derivative action on behalf of the corporation need not have been a shareholder at the time of the transaction in question, provided that certain tests are met. The California Law also provides that the corporation or the defendant in a derivative suit may make a motion to the court for an order requiring the plaintiff shareholder to furnish a security bond.

EXPERTS

The financial statements of Photonics as of December 31, 1999 included in the Photonic's Annual Report on Form 10-K/A for the year ended December 31, 1999 have been incorporated by reference herein in reliance upon the report of Turner Stone & Company, Dallas, Texas, independent certified public accountants.

The report of Turner Stone & Company covering the December 31, 1999 financial statements contains an explanatory paragraph that states that the Company's recurring losses from operations and accumulated deficit raise substantial doubt about the entity's ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of that uncertainty. Such financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

REASONS FOR THE ACQUISITION
Photonics Reasons

The Board of Directors of Photonics also believes that the following are additional reasons for shareholders of Photonics to vote FOR approval of the .Acquisition:

	Because of its constrained capital resources, Photonic's management has been forced to end its operations, lay off its employees and liquidate its product inventories. Due to the fact that Photonics' ability to survive as an independent entity is in doubt, the acquisition of REP-T is an alternative to dissolution and liquidation.

The Acquisition allows Photonics an opportunity to enter into both a new business and new markets and better utilize its technology and resources. Because Photonics has thus far focused on a single market niche (the personal computer I/O market). Photonics' performance has been exclusively dependent on a market which has failed to expand in line with expectations.

	Photonics believes that the combined company will be able to obtain equity and/or debt financing. At present, Photonics is unable to procure any equity or debt financing. Such additional financing is needed to rebuild Photonics' management, development, marketing and customer support operations.

	The Acquisition allows Photonics to leverage REP-T's established Business operations.

In the course of its deliberations, the Company and its advisors received presentations from, and reviewed a number of additional factors relevant to the .Acquisition including the alternatives to the Acquisition such as possible financing, merger with other entities and dissolution and liquidation. Ultimately, the Board determined that their were no viable merger partners other than REP-T. The principal factors considered in connection with the determination of the consideration for the acquisition were the trading prices of shares of Photonics Common Stock over the past several months, the companies' historical and projected revenue, the accounts payable and other financial and technical assets of the two companies.. The Company also specifically considered the advisability of a liquidation of Photonics as opposed to the proposed Acquisition. The Company believes the benefits to Photonics' shareholders from the Acquisition will enhance value to Photonics' shareholders in the future. Based on the structure of the proposed Acquisition, the Company evaluated the combined company on a going forward basis. Additionally, the Company considered the fact that

Photonics' liquidation value after payment of the accounts payable would be at or close to zero. The dissolution of Photonics would be less favorable to Photonics' shareholders due to potentially high liquidation costs which would adversely affect the value of a distribution to Photonics' shareholders. The Company understands, as should each shareholder, that no assurances can be given that the combined company will realize the long term benefits of Acquisition. A number of potentially negative factors concerning the Acquisition were also discussed including the risk that the trading prices of Photonics' Common Stock could be adversely affected by announcement of the Acquisition, the risk that the benefits sought to be achieved by the Acquisition will not be realized, potential adverse tax consequences of the Acquisition and the difficulty of combining two separate operations with disparate geographic locations, as well as the other risks described above under "Risk Factors."

REP-T Reasons

The Board of Directors of REP-T believes that the following are additional reasons for stockholders of the Company and REP-T to vote FOR approval of the Acquisition.

	REP-T believes the Acquisition will allow the combined company to increase its sales revenues and enhance the market penetration of its products by potentially gaining access to new distribution channels and marketing relationships.

	The Acquisition may enhance the combined company's access to debt and equity markets and allow it to fund its operations at more favorable terms because the combined company's balance sheet may be viewed more favorably by potential lenders and investors than REP-T's current balance sheet.

The legal structure of the Acquisition would permit the exclusion of certain liabilities from being liabilities of the combined company through the conversion of such liabilities into common stock and the indemnification of the Company against liabilities through the Photonics Trust (as set out in the STOCK PURCHASE AGREEMENT AND PLAN OF REORGANIZATION that is attached hereto as an Exhibit).

In the course of its deliberations, the Board of Directors of REP-T reviewed with REP-Ts management a number of other factors relevant to the Acquisition. In particular, the REP-T Board considered, among other things: (i) information concerning REP-T's and Photonics' respective businesses, prospects, financial performances, financial conditions and operations; (ii) the public stock market price of Photonics Common Stock in the recent past; (iii) exchange ratios in other selected similar transactions of merger and acquisition; (iv) an analysis of the respective contributions to revenues and operating results of the combined company; (v) compatibility of the managements of REP-T and Photonics; (vi) alternatives for growth in the markets served by REP-T; and (vi) the sizable loss carry-forward held by Photonics.

The Board of Directors of REP-T also considered a variety of potentially negative factors in its deliberations concerning the Acquisition, including: (i) the operating losses and recent curtailment of business activity of Photonics: (ii) the risk that the combined company might not realize the expected advantages of the Acquisition: (iii) the charges expected to be incurred in connection with the Acquisition including the transaction costs and costs of integrating the businesses of the companies; (iv) the risk that the combined company's ability to increase or maintain revenues might be diminished by intensified competition among suppliers of similar or related products; (v) the risk that. despite the efforts of the combined company, the services of key persons might not be retained: (vi) the risk of potentially adverse tax consequences of the Acquisition; and (vii) other risks described above under "Risk Factors."


After considering the foregoing factors, the Board of Directors of Photonics determined that the Acquisition was in the best interest of Photonics and its shareholders. and the Board of Directors of
REP-T determined that the Acquisition was in the best interest of REP-T
and its stockholders.   Accordingly. the Boards of Directors of both
companies approved the Acquisition. In view of the wide variety of factors considered. both positive and negative. Photonics" and REP-T's Boards of Directors did not find it practicable to and did not quantify or otherwise assign relative weights to the specific factors considered.

FINANCIAL STATEMENT PRESENTATION

While the Agreement provides that the Photonics Trust shall indemnify the Purchaser as to certain liabilities, under purchase accounting. the pro forma financial statements included in this Proxy Statement/ Prospectus include the complete liabilities on the balance sheet of the combined company. The combined company will include such liabilities in its financial statements with an entry for the offsetting indemnity until such time as the liabilities are settled. The combined company intends to record appropriate adjustments relating to the liabilities upon settlement thereof.

The Company believes that the acquisition is fair to and in the best interests of Photonics Corporation and it's shareholders and therefore recommends a vote for approval of the acquisition.

The board of directors of REP-T believes that the acquisition is fair to and in the best interests of REP-T and it's stockholders and therefore recommends a vote for approval and adoption of the acquisition.

REPRESENTATIONS AND COVENANTS

Under the Agreement, Photonics and REP-T made a number of representations regarding their respective capital structures. operations, financial condition and other matters, including their authority to enter into the Agreement and consummate the Acquisition. Each party covenanted that, until the consummation of the acquisition or the termination of the Agreement, it will maintain its business, and it will not take certain actions outside the ordinary course of business. Photonics agreed that following consummation of the Acquisition, it will undertake all necessary steps to distribute it's shares of Sunnyvale Technology Corporation to the stockholders.

CONDITIONS TO THE CLOSING

In addition to the approvals of the shareholders of REP-T and Photonics sought hereby, the obligations of Photonics and REP-T to consummate the Acquisition will be subject to the satisfaction of a number of other conditions, including the absence of any proceedings, order, decree or ruling by any court or governmental agency or any other legal restraint or action that would prohibit or render illegal the transactions contemplated by the Agreement.

Each party's obligations under the Agreement will also be conditioned upon the accuracy in all material respects of the representations and warranties made by the other party; the performance in all material respects by the other party of its covenants; the absence of material adverse changes in the financial condition, results of operations or assets and liabilities of the other party; the receipt of certain legal opinions. The receipt of any required third party consents to the Acquisition, and the receipt of certain other documents.

At any time on or prior to the closing of the Acquisition, to the extent legally allowed, Photonics or REP-T, without approval of the shareholders of such respective company, may waive compliance with any of the agreements or conditions contained in the Agreement for the benefit of that company.

TERMINATION OR AMENDMENT

The Agreement may be terminated by both parties at any time prior to the closing of the Acquisition by mutual consent or by either party if such party's conditions to closing as specified in the Agreement have not been satisfied as of the closing of the Agreement. The terms of the Agreement may be amended at any time by mutual consent of both parties, except that, after shareholder approval of the Agreement.

DISSENTER'S RIGHTS

If the Acquisition is approved by the required vote of Photonics shareholders and is not abandoned or terminated, holders of Photonics capital stock who did not vote in favor of the Acquisition may be entitled, by complying with Sections 1300 through 1312 of the California Law, to dissenters' rights as described therein.
The record holders of the shares of Photonics Common Stock that are eligible to, and do, exercise their dissenters' rights with respect to the Acquisition are referred to herein as "Dissenting Shareholders'' and the shares of stock with respect to which they exercise dissenters' rights are referred to herein as "Dissenting Shares." If a Photonics shareholder has a beneficial interest in shares of Photonics Common Stock that are held of record in the name of another person, such as a broker or nominee, and such shareholder desires to perfect whatever dissenters' rights such beneficial shareholder may have, such beneficial shareholder must act promptly to cause the holder of record timely and properly to follow the steps summarized below.

The following discussion is not a complete statement of the California Law relating to dissenters' rights, and is qualified in its entirety by reference to Sections 1300 through 1312 of the California Law attached to this Proxy Statement/ Prospectus and incorporated herein by reference. This discussion and Sections 1300 through 1312 of the California Law should be reviewed carefully by any holder who wishes to exercise statutory dissenters' rights or wishes to preserve the right to do so, since failure to comply with the required procedures will result in the loss of such rights.

Shares of Photonics Common Stock must satisfy each of the following requirements to qualify as Dissenting Shares under the California Law:
(i) the share of Photonics Common Stock must have been outstanding on the Record Date; (ii) the shares of Photonics Common Stock must not have been voted in favor of the Acquisition; (iii) the holder of such shares of Photonics Common Stock must make a written demand that Photonics repurchase shares of Photonics Common Stock for cash at fair market value assuming approval of the Acquisition by shareholders (as described below); and (iv) the holder of such shares of Photonics Common Stock must submit certificates for endorsement (as described below). A vote by proxy or in person against the Acquisition does not in and of itself constitute a demand for appraisal under the California Law.

Pursuant to Sections 1300 through 1312 of the California Law, holders of Dissenting Shares may require the issuer to repurchase their Dissenting Shares for cash at a price equal to the fair market value of such shares determined as of the day before the first announcement of the terms of the Acquisition, excluding any appreciation or depreciation as a consequence of the proposed Acquisition, but adjusted for any stock split, reverse stock split or stock dividend that becomes effective thereafter.

Within ten days following approval of the Acquisition by Photonics shareholders, Photonics is required to mail to each of its shareholders who has not voted in favor of the Acquisition a notice of the approval of the Acquisition, a statement of the price determined by Photonics, as the case may be, to present the fair market value of Dissenting Shares (which shall constitute an offer by Photonics to purchase such Dissenting Shares at such stated price), and a description of the procedures for such holders to exercise their rights as Dissenting Shareholders.

Within 30 days after the date on which the notice of the approval of the Acquisition by the outstanding shares is mailed to Dissenting Shareholders, a Dissenting Shareholder must demand that Photonics repurchase such shareholder's Dissenting Shares in a statement setting forth the number of Dissenting Shares held of record by such Dissenting Shareholder that the Dissenting Shareholder demands that the issuer purchase, and a statement of what the Dissenting Shareholder claims to be the fair market value of the Dissenting Shares as of the day before the announcement of the proposed Acquisition. The statement of fair market value in such demand by the Dissenting Shareholder constitutes an offer by the Dissenting Shareholder to sell the Dissenting Shares at such price within such 30-day period. Such holder must also submit to the issuer or its transfer agent certificates representing any Dissenting Shares that the Dissenting Shareholder demands the issuer purchase, so that such Dissenting Shares may be either be stamped or endorsed with the statement that the shares are Dissenting Shares or exchanged for certificates of appropriate denomination so stamped or endorsed.

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If upon the Dissenting Shareholder's surrender of the certificates representing the Dissenting Shares Photonics and a Dissenting Shareholder agree upon the price to be paid for the Dissenting Shares and agree that such shares are Dissenting Shares, then the agreed price is required by law to be paid to the Dissenting Shareholder within the later of 30 days after the date of such agreement or 30 days after any statutory or contractual conditions to the consummation of the Acquisition are satisfied or waived.

If Photonics and a Dissenting Shareholder disagree as to the price for such Dissenting Shares or disagrees as to whether such shares are entitled to be classified as Dissenting Shares, such holder has the right to bring an action in California Superior Court, within six months after the date on which the notice of the approval of the .acquisition by the shareholders is mailed, to resolve such dispute. In such action, the court will determine whether the shares of Photonics Common Stock held by such shareholder are Dissenting Shares, the fair market value of such
shares of Photonics Common Stock, or both.   California Law provides,
among other things, that a Dissenting Shareholder may not withdraw the demand for payment of the fair market value of Dissenting Shares unless the issuer consents to such request for withdrawal.

REGULATORY MATTERS

Photonics and REP-T are not aware of any governmental or regulatory approvals required for consummation of the Acquisition other than compliance with the federal securities laws and applicable securities and "blue sky" laws of the various states.

EXPENSES AND FEES

In the event that the Acquisition is consummated, all legal, accounting, tax, investment advisory and other fees incurred by Photonics and REP-T in connection with the Acquisition that are not paid out of the escrow account that has been established from the proceeds of the sale of
Sunnyvale Technology Corporation will be assumed by Photonics.   In the
event that the Acquisition is not consummated, to the extent that the costs exceed the amount in the escrow account that has been established from the proceeds of the sale of Sunnyvale Technology Corporation, REP-T will bear the remainder of the costs and expenses in connection with the Agreement and the transactions provided for therein. Transaction cost, and other direct costs associated with such transactions are anticipated to total approximately $75,000, consisting primarily of transaction costs and legal and accounting expenses.

UNAUDITED FINANCIAL STATEMENTS FOR REP-T

The balance sheet set out hereinafter reflects the condition of REP-T immediately after it's acquisition of the all of the assets and liabilities of RealEstat4Sale.com on June 30, 2000.

UNAUDITED BALANCE SHEET OF REP-T

								ASSETS
Current assets:
	Cash and cash equivalents  . . . . . . . . . . . . .	72,250
	Accounts Receivable .. . . . . . . . . . . . . . . . .86,250
	Other current assets  .............                        -
	Total current assets . . . . . . . . . . . . . .     158,500

Acquisition Finance Subsidiary ..........     37,455
	Property and equipment, net . . . . . . 26,350
Capitalized Programming ..............       135,250
TOTAL ASSETS                                               $357,555

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)

Current liabilities:
	  Accounts payable . ...............   19,000
	Accrued liabilities . . . . . .             -
 Other liabilities ................               -
Total current liabilities . . . .            19,000

	Long-term lease liabilities .... .. .  26,650
  Long-term Debt . . . . . . . . . . . . . .      -

Stockholders' equity (deficiency):
	Preferred Stock .................           -
    Common stock .. . . . . . . . . . .      15,343
	Paid in capital, net, 	....          641,826
	Retained earnings .                  (345,264)
Total stockholders' equity(deficiency) .    311,905


Total Liability and Equity ..........  $    357,555

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The pro forma condensed combined financial statements reflect certain assumptions deemed probable by management regarding the proposed acquisition. No adjustments to the pro forma condensed combined financial information have been made to account for different possible results in connection with the foregoing, as management believes the impact on such information of the varying outcomes individually or in the aggregate would not be material.

The pro forma information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred had the transaction contemplated by the Agreement been consummated at the beginning of the periods presented, nor is it necessarily indicative of future operating results or financial position.

       UNAUDITED PRO FORMA FORECASTED CONDENSED COMBINED BALANCE SHEET
                             Photonics and REP-T
                             Combined at Closing
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
                   ASSETS
Current assets:
	Cash and cash equivalents . . . . . . . . . . . ..$  76,250
	Accounts Receivable .. . . . . . . . . . . . . . .   86,250
	Other current assets  ............................        -
	Total current assets . . . . . . . . . . . . . . .  162,500

Acquisition & Finance Subsidiary ..................   41,500
Property & Equipment ..............................   26,350
Capitalized Programming ...........................  135,250
TOTAL ASSETS.......................................$ 365,600

LIABILITIES AND STOCKHOLDERS'
EQUITY (DEFICIENCY)

Current liabilities:
	  Accounts payable ...............................$  19,000
	Accrued liabilities ..............................        -
     Other liabilities ............................        -
Total current liabilities .........................   19,000

	Long-term lease liabilities ......................   26,650
  Long-term Debt ..................................        -

Stockholders' equity (deficiency):
	Preferred Stock ..................................        -
    Common stock ..................................   58,499
	Paid in capital, net ........................... 47,061,566
	Retained earnings...............................(46,800,115)
Total stockholders' equity(deficiency) ............  319,950

Total Liability and Equity ........................ 	365,600

LEGAL MATTERS

The validity of the shares of common stock issued pursuant to the terms of the Agreement will be passed upon for Photonics by Richard J. Hockert, Esq., Dallas, Texas.

EXHIBITS AND ATTACHMENTS

The following exhibits and attachments are attached to this proxy for reference:

1.	Attachment A: Proxy Form
2.	Attachment B:  Notice to Shareholders of Right to Dissent.
3.	Exhibit A:  10K/A filed electronically by the Company on June 16,
2000 and
incorporated by reference;
4.	Exhibit B:  10Q filed electronically by the Company on May 15, 2000
and
incorporated by reference;
5.	Exhibit C:  The Stock Purchase agreement between PHOX and REP-T filed
electronically by the company on
July 10, 2000 as Exhibit 99.2 to the 8-K Current Report of the same date.
6.	Exhibit D:  Sections 1300-1312 of the California Corporations Code

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